Agreement
                                       of
                           Reorganization and Merger

                                     among

                               MedicaLogic, Inc.,
                             an Oregon corporation,

                               Total eMed, Inc.,
                            a Delaware corporation,

                                      and

                                AQ Merger Corp.,
                            a Delaware corporation,








                               February 21, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  THE MERGER .........................................................1
     1.1  The Merger ..........................................................1
     1.2  Effect of Merger ....................................................1
     1.3  Merger Consideration ................................................1
          1.3.1   Total eMed Stock ............................................2
          1.3.2   Merger Corp. Stock ..........................................2
          1.3.3   Options .....................................................2
          1.3.4   Stock Splits, Etc. ..........................................3
     1.4  Surrender and Cancellation of Certificates ..........................3
          1.4.1   Surrender of Certificates ...................................3
          1.4.2   No Fractional Shares ........................................4
          1.4.3   Escheat .....................................................4
          1.4.4   Option Agreements ...........................................4
          1.4.5   Treasury Shares .............................................5
          1.4.6   Withholding Rights ..........................................5
          1.4.7   Shares of Dissenting Stockholders ...........................5
     1.5  Stock Transfer Books ................................................5
     1.6  Closing .............................................................5
     1.7  Subsequent Actions ..................................................6
     1.8  Certificate of Incorporation; Bylaws; Directors of the Surviving
          Corporation .........................................................6

ARTICLE II  FURTHER AGREEMENTS ................................................6
     2.1  Voting Agreements ...................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES ...................................7
     3.1  Representations and Warranties of Total eMed ........................7
          3.1.1   Organization and Status .....................................7
          3.1.2   Capitalization ..............................................7
          3.1.3   Authority ...................................................8
          3.1.4   Subsidiaries and Joint Ventures .............................8
          3.1.5   Financial Statements ........................................8
          3.1.6   Information Supplied ........................................9
          3.1.7   Governmental Filings ........................................9
          3.1.8   No Adverse Consequences .....................................9
          3.1.9   Undisclosed Liabilities ....................................10
          3.1.10  Absence of Certain Changes or Events .......................10
          3.1.11  Litigation .................................................10
          3.1.12  Employment Matters .........................................10
               3.1.12.1  Labor Matters .......................................10
               3.1.12.2  Employee Benefits ...................................11

               3.1.12.3  Employment Agreements ...............................11
          3.1.13  Title to and Condition of Real Property ....................12
          3.1.14  Title to and Condition of Fixed Assets .....................12
          3.1.15  Intellectual Property ......................................12
          3.1.16  Certain Contracts and Arrangements .........................18
          3.1.17  Status of Contracts ........................................18
          3.1.18  Insurance ..................................................19
          3.1.19  Permits and Licenses .......................................19
          3.1.20  Taxes ......................................................20
               3.1.20.1  Returns .............................................20
               3.1.20.2  Taxes Paid or Reserved ..............................20
               3.1.20.3  Definitions .........................................21
          3.1.21  Related Party Interests ....................................21
          3.1.22  No Powers of Attorney or Restrictions ......................21
          3.1.23  Environmental Conditions ...................................22
               3.1.23.1  Compliance ..........................................22
               3.1.23.2  Hazardous Substances ................................22
               3.1.23.3  Filings and Notices .................................22
               3.1.23.4  Definitions .........................................22
          3.1.24  Consents and Approvals .....................................23
          3.1.25  Brokers and Finders ........................................23
          3.1.26  [Intentionally Omitted] ....................................23
          3.1.27  No Other Agreements to Sell Total eMed or Its Assets .......23
          3.1.28  Vote Required ..............................................23
          3.1.29  Certain Representations and Warranties Regarding Code
                  Section 368(a)(2)(E) .......................................23
     3.2  Representations and Warranties of MDLI .............................25
          3.2.1   Organization and Status ....................................25
          3.2.2   Corporate Authority ........................................25
          3.2.3   Governmental Filings .......................................25
          3.2.4   Information Supplied .......................................26
          3.2.5   SEC Reports and Financial Statements .......................26
          3.2.6   No Adverse Consequences ....................................27
          3.2.7   Brokers and Finders ........................................27
          3.2.8   Opinion of MDLI Financial Advisor ..........................27
          3.2.9   Certain Representations and Warranties Regarding Code
                  Section 368(a)(2)(E) .......................................27
          3.2.10  Litigation .................................................29
          3.2.11  Capitalization .............................................29
          3.2.12  Undisclosed Liabilities; Returns ...........................29
          3.2.13  Absence of Certain Changes or Events .......................29
          3.2.14  Taxes ......................................................30
               3.2.14.1  Returns .............................................30
               3.2.14.2  Taxes Paid or Reserved ..............................30
          3.2.15  Related Party Interests ....................................31

          3.2.16  No Powers of Attorney or Restrictions ......................31
          3.2.17  Consents and Approvals .....................................31
     3.3  Representations and Warranties Relating to Merger Corp. ............31
          3.3.1   Organization and Status ....................................31
          3.3.2   Capitalization .............................................31
          3.3.3   Corporate Authority ........................................31
          3.3.4   Governmental Filings .......................................31
          3.3.5   Certain Representations and Warranties Regarding Code
                  Section 368(a)(2)(E) ...................................... 32

ARTICLE IV  COVENANTS ........................................................32
     4.1  Mutual Covenants ...................................................32
          4.1.1   Preparation of Registration Statement and the Joint Proxy
                  Statement ..................................................32
          4.1.2   Shareholder Meetings .......................................33
          4.1.3   Consents and Approvals .....................................33
          4.1.4   Best Efforts ...............................................34
          4.1.5   Publicity ..................................................34
          4.1.6   Confidentiality ............................................34
          4.1.7   [Intentionally Omitted] ....................................34
          4.1.8   Antitrust Improvements Act .................................34
          4.1.9   Restructuring of Merger ....................................34
     4.2  Covenants of Total eMed ............................................35
          4.2.1   Conduct of Business ........................................35
          4.2.2   Acquisition Proposals ......................................36
          4.2.3   Investigations .............................................37
     4.3  Covenants of MDLI ..................................................37
          4.3.1   Investigations .............................................37
          4.3.2   Notification to Optionees ..................................37
          4.3.3   MDLI Board .................................................37
          4.3.4   [Intentionally Omitted] ....................................37
          4.3.5   Nasdaq Listing Application .................................38
          4.3.6   Officer and Director Indemnification .......................38
          4.3.7   Conduct of Business ........................................38
          4.3.8   Break Up Fee ...............................................38
     4.4     Covenants of Merger Corp. .......................................38

ARTICLE V  CONDITIONS ........................................................38
     5.1  Conditions to the Obligations of All Parties .......................38
          5.1.1   Regulatory Approvals .......................................38
          5.1.2    Litigation ................................................39
          5.1.3   Shareholder Approval .......................................39
          5.1.4   Registration of Securities; Listing ........................39
     5.2  Conditions to the Obligations of Total eMed ........................39
          5.2.1   Representations, Warranties and Covenants ..................39
          5.2.2   No Material Adverse Change .................................39

          5.2.3   Legal Opinion ..............................................40
     5.3  Conditions to the Obligations of MDLI and Merger Corp. .............40
          5.3.1   Representations, Warranties and Covenants ..................40
          5.3.2   Lock-up ....................................................40
          5.3.3   No Material Adverse Change .................................40
          5.3.4   Financial Statements .......................................40
          5.3.5   [Intentionally Omitted] ....................................40
          5.3.6   Dissenting Shares. .........................................40
          5.3.7   Preferred Stock. ...........................................40
          5.3.8   Escrow Schedule ............................................41
          5.3.9   Legal Opinion ..............................................41

ARTICLE VI  TERMINATION 41
     6.1  Termination by Mutual Consent ......................................41
     6.2  Termination by Either Total eMed or MDLI ...........................41
     6.3  Effect of Termination and Abandonment ..............................42

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW ...............42
     7.1  Survival of Representations and Warranties .........................42
     7.2  Escrow Arrangements ................................................42
          7.2.1   Contract Escrow Fund .......................................42
               7.2.1.1  Litigation Escrow Fund ...............................43
               7.2.1.2  Distribution from Litigation Escrow Fund .............44
          7.2.2   Escrow Period; Distribution upon Termination of Escrow
                  Periods ....................................................45
          7.2.3   Protection of Escrow Fund ..................................46
          7.2.4   Claims upon Escrow Fund ....................................46
          7.2.5   Objections to Claims .......................................47
          7.2.6   Resolution of Conflicts; Arbitration .......................47
          7.2.7   Securityholder Agent of the Shareholders; Power of
                  Attorney ...................................................48
          7.2.8   Actions of the Securityholder Agent ........................49
          7.2.9   Third-Party Claims .........................................49
          7.2.10  Escrow Agent's Duties ......................................50
          7.2.11  Fees .......................................................52
          7.2.12  Maximum Liability and Remedies .............................53

ARTICLE VIII  MISCELLANEOUS AND GENERAL ......................................53
     8.1  Payment of Expenses ................................................53
     8.2  Entire Agreement ...................................................53
     8.3  Assignment .........................................................53
     8.4  Binding Effect; No Third Party Benefit .............................53
     8.5  Amendment and Modification .........................................53
     8.6  Waiver of Conditions ...............................................54
     8.7  Counterparts .......................................................54
     8.8  Captions ...........................................................54
     8.9  Subsidiary .........................................................54

     8.10 Notices ............................................................54
     8.11 Choice of Law ......................................................55
     8.12 Separability .......................................................56

EXHIBITS

Exhibit A-1     Certificate of Incorporation of the Surviving Corporation
Exhibit A-2     Bylaws of the Surviving Corporation
Exhibit B       Form of Voting Agreement
Exhibit C       Total eMed Financial Statements
Exhibit D       MDLI Fairness Opinion
Exhibit E       Form of Legal Opinion of MDLI's Counsel
Exhibit F       Form of Legal Opinion of Total eMed's Counsel

SCHEDULES

Schedule 2.1        Individuals Executing Voting Agreements
Schedule 3.1        Total eMed Disclosure Schedule
Schedule 3.1.2      Capitalization
Schedule 3.1.4      Subsidiaries and Joint Ventures
Schedule 3.1.11     Litigation
Schedule 3.1.12.2   Employee Benefits
Schedule 3.1.12.3   Employment Agreements
Schedule 3.1.13     Title to and Condition of Real Property
Schedule 3.1.14     Title to and Condition of Fixed Assets
Schedule 3.1.15     Intellectual Property
Schedule 3.1.16     Certain Contracts and Arrangements
Schedule 3.1.18     Insurance
Schedule 3.1.19     Permits and Licenses
Schedule 3.1.20     Taxes
Schedule 3.1.21     Related Party Interests
Schedule 3.1.27     No Other Agreements to Sell Total eMed or its Assets
Schedule 3.2        MDLI Disclosure Schedule
Schedule 3.2.10     MDLI Litigation
Schedule 3.2.11     MDLI Capitalization
Schedule 3.2.13     Absence of Certain Changes or Events
Schedule 3.2.14     MDLI Taxes
Schedule 3.2.15     MDLI Related Party Interests

                                 INDEX OF TERMS

Term                                                      Location of Definition

Acquisition Transaction                                            Section 4.2.2
Agreement                                                                Preface
Bylaws                                                             Section 3.1.1
Certificate of Incorporation                                       Section 3.1.1
Closing                                                              Section 1.6
Closing Date                                                         Section 1.6
Code                                                               Section 1.3.3
Confidential Information                                           Section 4.1.6
Confidentiality Agreement                                          Section 4.1.6
Condition Completion Date                                            Section 1.6
Contract Escrow Fund                                               Section 7.2.1
Contracts                                                         Section 3.1.17
Conversion Ratio                                                     Section 1.3
Copyrights                                                        Section 3.1.15
Damages                                                            Section 7.3.1
DGCL                                                                 Section 1.2
Dissenting Shares                                                  Section 1.4.7
Dissenting Stockholders                                              Section 1.3
Earn-out Claims                                                    Section 7.2.1
Effective Time                                                       Section 1.1
Employee Benefit Plans                                          Section 3.1.12.2
Environmental Law                                               Section 3.1.23.4
ERISA                                                           Section 3.1.12.2
Escrow Agent                                                       Section 7.2.1
Escrow Amount                                                      Section 7.2.1
Escrow Fund                                                      Section 7.2.3.1
Escrow Period                                                      Section 7.2.2
Escrow Schedule                                                    Section 7.2.1
Exchange Act                                                       Section 3.2.5
Expiration Date                                                    Section 7.2.1
Form S-4                                                           Section 3.1.6
GAAP                                                               Section 3.1.5
HoldCo.                                                          Section 4.1.9.1
Governmental Entity                                                Section 3.1.7
HSR Filing                                                         Section 4.1.8
Hazardous Substance                                             Section 3.1.23.4
Intellectual Property Rights                                      Section 3.1.15
Leased Real Property                                              Section 3.1.13
Lien                                                              Section 3.1.14

                                 INDEX OF TERMS

Term                                                      Location of Definition

Litigation Escrow Fund                                           Section 7.2.1.1
Litigation Expenses                                            Section 7.2.1.2.1
Loss                                                               Section 7.2.1
Maskworks                                                         Section 3.1.15
Material Adverse Change                                              Section 3.1
Material Adverse Effect                                              Section 3.1
MDLI Preface MDLI Common Stock                                       Section 1.1
MDLI Disclosure Schedule                                             Section 3.2
MDLI Financial Statements                                          Section 3.2.5
MDLI Indemnified Parties                                           Section 7.3.1
MDLI Returns                                                    Section 3.2.15.1
MDLI SEC Document                                                  Section 3.2.5
MDLI Special Meeting                                               Section 4.1.2
Merger                                                               Section 1.1
Merger Consideration                                                 Section 1.3
Merger Corp.                                                             Preface
Most Recent Fiscal Year End                                        Section 3.1.5
New Shares                                                         Section 7.2.3
Officer's Certificate                                              Section 7.2.1
Options                                                            Section 1.3.3
Patents                                                           Section 3.1.15
Permits                                                           Section 3.1.19
Policies                                                          Section 3.1.18
Previously Leased Real Property                                   Section 3.1.13
Proxy Statement                                                    Section 3.1.6
PTO                                                               Section 3.1.15
Reorganization                                                   Section 4.1.9.1
Registered Intellectual Property Rights                           Section 3.1.15
Representative                                                     Section 4.2.2
Returns                                                         Section 3.1.20.1
SEC                                                                Section 3.1.6
Securities Act                                                     Section 2.3.2
Securityholder Agent                                               Section 7.2.7
Series C Common Equivalents                                        Section 1.3.1
Shareholders                                                       Section 7.2.1
Small Business Status                                             Section 3.1.15
Subsidiary                                                           Section 8.9
Superior Proposal                                                  Section 4.2.2
Total eMed                                                               Preface

                                 INDEX OF TERMS

Term                                                      Location of Definition

Total eMed Common Stock                                              Section 1.1
Total eMed Disclosure Schedule                                       Section 3.1
Total eMed Financial Statements                                    Section 3.1.5
Total eMed Indemnifiable Claim                                     Section 7.3.1
Total eMed Intellectual Property                                  Section 3.1.15
Total eMed Option Grants                                           Section 3.1.2
Total eMed Option Plans                                            Section 3.1.2
Total eMed Registered Intellectual Property Rights                Section 3.1.15
Total eMed SEC Document                                            Section 3.1.5
Total eMed                                                               Preface
Special Meeting                                                    Section 4.1.2
Voting Agreement                                                     Section 2.1

                                    Agreement

                                       of

                            Reorganization and Merger



         THIS AGREEMENT OF REORGANIZATION AND MERGER (this "Agreement") is entered into as of February 21, 2000 among MedicaLogic, Inc., an Oregon corporation ("MDLI"), Total eMed, Inc., a Delaware corporation ("Total eMed"), and AQ Merger Corp., a Delaware corporation ("Merger Corp.").

                                    AGREEMENT

         In consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Pursuant to the laws of the State of Delaware, and subject to and in accordance with the terms and conditions of this Agreement, Merger Corp. shall be merged with and into Total eMed, and each outstanding share of common stock of Total eMed (the "Total eMed Common Stock") shall be converted into the right to receive shares of common stock of MDLI (the "MDLI Common Stock") in accordance with Section 1.3 of this Agreement. Total eMed and Merger Corp. shall execute a Certificate of Merger, to be filed with the Secretary of State of Delaware, on the Closing Date, as defined in Section 1.6, or as soon thereafter as practicable. The merger of Merger Corp. with and into Total eMed (the "Merger") shall take effect at the time when the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such other time as the parties may agree upon in writing pursuant to applicable law (the "Effective Time").

         1.2 Effect of Merger. At the Effective Time, Merger Corp. shall be merged with and into Total eMed in the manner and with the effect provided by the Delaware General Corporation Law (the "DGCL"), the separate corporate existence of Merger Corp. shall cease and Total eMed shall be the surviving corporation (the "Surviving Corporation"). The outstanding shares of Total eMed Common Stock shall be converted into shares of MDLI Common Stock, and the outstanding shares of capital stock of Merger Corp. shall be converted into shares of capital stock of the Surviving Corporation, all on the basis, terms and conditions described in Section 1.3.

         1.3 Merger Consideration. The aggregate maximum number of shares of MDLI Common Stock to be issued in exchange for the acquisition by MDLI of all outstanding Total eMed Common Stock and all outstanding convertible securities of Total eMed and unexpired and unexercised options, warrants and other rights to acquire any capital stock of Total eMed shall be 8,000,000 (the "Merger Consideration").

                  1.3.1 Total eMed Stock. Each share of Total eMed Common Stock outstanding immediately before the Effective Time and each share of Series C Common Equivalents deemed outstanding immediately before the Effective Time (other than shares of Total eMed Common Stock or Series C Common Equivalents held by stockholders exercising appraisal rights under Section 262 of the DGCL ("Dissenting Stockholders")) will cease to exist and will be converted into the right to receive one share of MDLI Common Stock multiplied by the Conversion Ratio (as defined below). The "Conversion Ratio" shall mean the fraction, the numerator of which is the aggregate of 8,000,000 shares of MDLI Common Stock to be issued as Merger Consideration and the denominator of which is the sum on the date of this Agreement of (A) the total number of shares of Total eMed Common Stock issued and outstanding, (B) the total number of shares of Total eMed Common Stock issuable upon the conversion of all issued and outstanding shares of Total eMed's Series A Preferred Stock, par value $.001, and Total eMed's Series B Preferred Stock, par value $.001, and (C) the total number of shares of Total eMed Common Stock issuable upon the exercise of all options, warrants and other rights to purchase or acquire shares of Total eMed Common Stock (excluding the shares issuable pursuant to the Stock Earn-Out, as that term is defined in the Asset Purchase Agreement, dated April 30, 1999, by and among a subsidiary of Total eMed, Bruyn Weber Information Services, Inc., and certain other parties named therein,) and (D) the total number of shares of Series C Common Equivalents deemed outstanding. For the purposes of this Agreement, a holder of one share of Total eMed's Series C Preferred Stock, par value $.001, shall be deemed to hold 25.5407 shares of "Series C Common Equivalents", and such share of Series C Common Equivalents shall be deemed to be outstanding.

                  1.3.2 Merger Corp. Stock. Each share of common stock of Merger Corp. issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into and become one share of common stock of the Surviving Corporation. After the Effective Time, MDLI, the sole holder of shares of Merger Corp. common stock outstanding immediately prior to the Effective Time, shall, upon surrender for cancellation of a certificate representing such shares to the Surviving Corporation, be entitled to receive in exchange therefor a certificate representing the number of shares of common stock of the Surviving Corporation into which such shares of Merger Corp. common stock have been converted pursuant to Section 1.3.2. Until so surrendered, the certificates which prior to the Merger represented shares of Merger Corp. common stock shall be deemed, for all corporate purposes, including voting entitlement, to evidence ownership of the shares of the Surviving Corporation common stock into which such shares of Merger Corp. common stock shall have been converted.

                  1.3.3 Options. Except as otherwise provided in Section 1.3.3, the terms and provisions of the stock options held by those Total eMed option holders under the Total eMed

Option Plans and under the Total eMed Option Grants (collectively, the "Options") will continue in full force and effect following the Merger. By virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, each Option will be converted into an option to purchase the number of shares of MDLI Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Total eMed Common Stock subject to such Option immediately before the Effective Time multiplied by (y) the Conversion Ratio. The exercise price per share for each Option after the Effective Time will be determined by dividing the per share exercise price for such Option immediately before the Effective Time by the Conversion Ratio. The term, exercisability, vesting schedule, status as an incentive stock option under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all other terms and conditions of each Option will, to the extent permitted by the existing terms of the Options or permitted by law, and otherwise reasonably practicable, be unchanged. As promptly as practicable after the Effective Time, MDLI shall issue to each holder of an Option a written instrument informing such holder of the assumption by MDLI of such Option. Unless all Options are, as of the Effective Time, issuable pursuant to an effective registration statement on Form S-8 of MDLI, or in the opinion of counsel of MDLI freely tradable upon issuance pursuant to Rule 701 under the Securities Act of 1933, as Amended (the "Securities Act"), as soon as practicable after the Effective Time, MDLI shall file a registration statement on Form S-8 (or any successor form) with respect to the Options and shall use its reasonable efforts to maintain such registration statement (or any successor form), including the current status of any related prospectus, for so long as the Options remain outstanding. MDLI shall use its reasonable efforts to cause the MDLI Common Stock subject to the Options to be quoted on the Nasdaq National Market or such other system or exchange on which the MDLI Common Stock is then quoted or listed. MDLI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MDLI Common stock for delivery upon exercise of the Options pursuant to Section 1.3.3

                  1.3.4 Stock Splits, Etc. If, between the date of this Agreement and the Effective Time, the outstanding shares of either Total eMed Common Stock or MDLI Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, combination, recapitalization, stock split, stock dividend, subdivision, exchange of shares, or other extraordinary transaction, the Conversion Ratio and the Merger Consideration shall be adjusted proportionately.

         1.4 Surrender and Cancellation of Certificates.
             ------------------------------------------

                  1.4.1 Surrender of Certificates. Promptly after the Effective Time, MDLI will cause its transfer agent (the "Transfer Agent") to send a letter to each holder of shares of Total eMed Common Stock that have been converted into MDLI Common Stock advising such holder that upon surrender to the Transfer Agent of a certificate or certificates representing such shares, along with a letter of transmittal in the form enclosed therein, stock powers duly endorsed in blank with respect to shares of MDLI Common Stock escrowed as provided for in
Section 7.2, or other documents as may be reasonably requested by MDLI or its agent, the holder shall be entitled to receive a certificate representing the number of shares of MDLI Common Stock into which such shares of Total eMed Common Stock shall have been converted pursuant to the provisions of Section 1.3. If any certificate for shares of MDLI Common Stock is to be issued in a name other than that in which the certificate for Total eMed Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such exchange pay to MDLI or its agent designated for such purpose any transfer or other taxes required, or establish to the reasonable satisfaction of MDLI or its agent that such tax has been paid or is not payable. If any holder of Total eMed Common Stock canceled and retired in accordance with this Agreement is unable to deliver a certificate or certificates representing such shares of the holder, MDLI, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such holder the number of shares of MDLI Common Stock to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of the following: (i) evidence satisfactory to MDLI (a) that such person is the owner of the shares theretofore represented by each certificate claimed by him, her or it to be lost, wrongfully taken or destroyed and (b) that he, she or it is the person who would be entitled to present each such certificate for conversion pursuant to this Agreement; and (ii) such security or indemnity as may be reasonably requested by MDLI to indemnify and hold MDLI and the Transfer Agent harmless.

                  1.4.2 No Fractional Shares. No certificates or scrip evidencing fractional shares of MDLI Common Stock shall be issued in the Merger. In lieu of a fractional share, MDLI will pay any holder of shares of Total eMed Common Stock who would otherwise have been entitled to a fraction of a share of MDLI Common Stock upon surrender of the certificates therefor an amount of cash (without interest) determined by multiplying (a) the closing price per share of MDLI Common Stock on the first trading day immediately preceding the Effective Time by (b) the fractional share interest in MDLI Common Stock to which such holder would otherwise be entitled. The provisions of this Section 1.4.2 will apply to the aggregate number of shares of Total eMed Common Stock held by each holder thereof and each such holder will be required to simultaneously surrender all certificates relating to shares of Total eMed Common Stock held by such holder in accordance with the provisions of Section 1.4 in order to surrender any such certificate.

                  1.4.3 Escheat. Neither MDLI nor Merger Corp. shall be liable to any holder of shares of Total eMed Common Stock for any such shares of MDLI Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  1.4.4 Option Agreements. After the Effective Time, each holder of an Option outstanding immediately before the Effective Time will be deemed to hold an option exercisable for MDLI Common Stock in accordance with the provisions of Section 1.3.3.

                  1.4.5 Treasury Shares. At the Effective Time, each share of Total eMed Common Stock or other Total eMed capital stock held in the treasury of Total eMed immediately before the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

                  1.4.6 Withholding Rights. MDLI shall be entitled to deduct and withhold from the Merger Consideration such amounts as MDLI is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by MDLI, such withheld amounts shall be treated for all purposes of this Agreement as having been paid by the holder of the shares of Total eMed Common Stock in respect of which such deduction and withholding was made by MDLI.

                  1.4.7 Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Total eMed Common Stock held by any Dissenting Stockholder who has not voted such Total eMed Common Stock in favor of or consented to the Merger and who complies with all the provisions of Section 262 of the DGCL concerning the right of holders of Total eMed Common Stock to dissent from the Merger and require appraisal of their Total eMed Common Stock ("Dissenting Shares") will not be converted as described in Section 1.3 but will become only the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to such provisions of the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws the demand for appraisal or fails to perfect or otherwise loses the right of appraisal, in any case pursuant to the DGCL, such Dissenting Stockholder's Total eMed Common Stock will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. Total eMed will give MDLI (i) prompt notice of any demands received by Total eMed for appraisal of Total eMed Common Stock and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Total eMed will not, without the prior written consent of MDLI, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands.

         1.5 Stock Transfer Books. At the Effective Time, the stock transfer books of Total eMed will be closed and there will be no further registration of transfers of Total eMed capital stock or other securities thereafter on the records of Total eMed.

         1.6 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Portland, Oregon at 10:00 a.m. local time on the third business day following the Condition Completion Date (as hereinafter defined), or on such other date and/or at such other place and time as Total eMed, MDLI and Merger Corp. may agree (the "Closing Date"). The "Condition Completion Date" shall be the business day on which the last of the conditions set forth in Article V hereof shall have been fulfilled or waived (other than those conditions which, by their terms, are to be satisfied at Closing).

         1.7 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to, or under any of the rights, properties or assets of Total eMed or Merger Corp. acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation are authorized to execute and deliver, in the name and on behalf of Total eMed or Merger Corp., or otherwise, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of Total eMed or Merger Corp., or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

         1.8 Certificate of Incorporation; Bylaws; Directors of the Surviving Corporation.
             ----------------------------------------------------------------

                  (a) At the Effective Time, Merger Corp.'s Certificate of Incorporation, a copy of which is attached to this Agreement as Exhibit A-1, shall be the certificate of incorporation of the Surviving Corporation at and after the Effective Time (until amended as provided by law and by that certificate of incorporation).

                  (b) At the Effective Time, Merger Corp.'s bylaws, a copy of which is attached to this Agreement as Exhibit A-2, shall be the bylaws of the Surviving Corporation at and after the Effective Time (until amended as provided by law, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation, as applicable).

                  (c) The directors of Merger Corp. immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE II

                               FURTHER AGREEMENTS

         2.1 Voting Agreements. Each of the shareholders of Total eMed and MDLI listed on Schedule 2.1 will execute and deliver, concurrently with the execution of this Agreement, a Voting Agreement in the form attached as Exhibit B (the "Voting Agreement"). Each Voting Agreement provides that the signing holder will vote all of the shares of Total eMed Common Stock or MDLI Common Stock, as the case may be, that such holder is entitled to vote in favor of the Merger.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Total eMed . For purposes of this Agreement, "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions would affect materially and adversely the business, results of operations or financial condition of a party, in each case including its Subsidiaries together with it taken as a whole. In no event shall any of the following constitute a Material Adverse Effect or a Material Adverse Change: (i) any change in the trading prices of MDLI Common Stock between the date hereof and the Effective Time, in and of itself; (ii) effects, changes, events, circumstances or conditions generally affecting the industry in which either MDLI or Total eMed operates or arising from changes in general business or economic conditions; (iii) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles, which affect generally entities such as MDLI and Total eMed; and (iv) any effect resulting from compliance by MDLI or Total eMed with the terms of this Agreement. Total eMed hereby represents and warrants to MDLI and Merger Corp. that, except as specifically set forth in Schedule 3.1 (the "Total eMed Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

                  3.1.1 Organization and Status. Total eMed and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where its properties (whether owned, leased or operated) or its business conducted require such qualification, except where failure to be so qualified would not have a Material Adverse Effect on Total eMed. Total eMed has all requisite corporate power and authority to own, operate and lease its property and to carry on its businesses as they are now being conducted. Total eMed has delivered to MDLI complete and accurate copies of its Certificate of Incorporation ("Certificate of Incorporation") and Bylaws ("Bylaws"), each as amended to the date hereof.

                  3.1.2 Capitalization. Total eMed has authorized capital stock consisting of 20,000,000 shares of Total eMed Common Stock, of which 2,797,790 shares are outstanding; and 461,200 shares of preferred stock (the "Total eMed Preferred Stock"); of which 435,200 shares are designated as Series A Preferred Stock, $.001 par value, of which 435,200 shares are outstanding; 14,000 shares are designated as Series B Preferred Stock, $.001 par value, of which 14,000 shares are outstanding; and 12,000 shares are designated as Series C Preferred Stock, $.001 par value, of which 12,000 shares are outstanding. The Series A Preferred Stock will convert into 2,176,000 shares of Total eMed Common Stock. The Series B Preferred Stock will convert into 3,930,563 shares of Total eMed Common Stock. The Series C Preferred Stock will be deemed to convert into 306,488 shares of Series C Common Equivalents. Options to purchase 444,380 shares of Total eMed Common Stock are outstanding pursuant to grants made under Total eMed's 1999 Incentive Stock Option Plan and 1999 Stock Option and Incentive Plan (collectively, the "Total eMed Option Plans"). Options to purchase 237,500 shares of Total eMed Common Stock are outstanding pursuant to grants made under individual stock option agreements with the following (the "Total eMed Option Grants"): Karen Pou (12,500 shares); Kelly Gill (75,000 shares); and Richard Rehm (150,000 shares). All of the outstanding shares of capital stock of Total eMed have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options were granted, in violation of preemptive or similar rights of any shareholder or in violation of any applicable securities laws. Except as set forth above, or on Schedule 3.1.2, there are no shares of capital stock of Total eMed authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of Total eMed of any character relating to the issued or unissued capital stock or other securities of Total eMed. There are no outstanding obligations of Total eMed or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the outstanding shares of capital stock of Total eMed or any of its Subsidiaries.

                  3.1.3 Authority. Total eMed has the corporate power and authority and, except for the approval of its stockholders, has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Directors of Total eMed, validly executed and delivered by Total eMed. This Agreement constitutes the valid and binding obligation of Total eMed, enforceable against Total eMed in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  3.1.4 Subsidiaries and Joint Ventures. Except as disclosed on
Schedule 3.1.4, Total eMed has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company, or other venture or entity. Except as disclosed on Schedule 3.1.4, Total eMed owns all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, commitments or obligations of any character relating to the securities of any such Subsidiary.

                  3.1.5 Financial Statements. Attached hereto as Exhibit C are the following consolidated financial statements (collectively the "Total eMed Financial Statements"): audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1998 and December 31, 1999 (the "Most Recent Fiscal Year End") for Total eMed. The Total eMed Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the consolidated financial condition of Total eMed as of such dates and the consolidated results of operations of Total eMed for such periods, are correct and complete, and are consistent with the books and records of Total eMed (which books and records are correct and complete in all material respects).

                  3.1.6 Information Supplied. None of the information supplied or to be supplied by Total eMed in writing specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") by MDLI in connection with the registration of the Merger Consideration, or any of the amendments or supplements thereto (collectively, the "Form S-4"), will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the joint proxy statement for use relating to obtaining approval of the shareholders of MDLI and Total eMed of the Merger (the "Proxy Statement") will, at the time the Proxy Statement is first mailed to Total eMed's stockholders or MDLI's shareholders or at the time of the MDLI Special Meeting and Total eMed Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Total eMed with respect to statements made or incorporated by reference therein based on information contained therein which is supplied by any other party including without limitation, (i) information supplied by MDLI in writing specifically for inclusion or incorporation by reference therein or (ii) information relating to MDLI which is reviewed by MDLI without objection and with the knowledge it will be used in the Proxy Statement.

                  3.1.7 Governmental Filings. Other than (a) the filing of the Certificate of Merger contemplated by Article I, (b) the Proxy Statement described in Section 3.1.6 and (c) the HSR Filing to be made by Total eMed and described in Section 4.1.8, no notices, reports or other filings are required to be made by Total eMed with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Total eMed from, any domestic or foreign governmental or regulatory authority, agency, court, commission or other entity ("Governmental Entity") in connection with the execution and delivery of this Agreement by Total eMed and the consummation by Total eMed of the transactions contemplated hereby.

                  3.1.8 No Adverse Consequences. Neither the execution and delivery of this Agreement by Total eMed nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets or properties of Total eMed, (b) violate any provision of the Certificate of Incorporation or Bylaws of Total eMed, (c) violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Entity applicable to Total eMed, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement, instrument or obligation to which Total eMed is a party or by which any of them are bound, except, in the case of clause (c) or (d), for violations, conflicts or breaches that would not have a Material Adverse Effect on Total eMed.

                  3.1.9 Undisclosed Liabilities. Except for liabilities or obligations which were incurred after the date of the Total eMed Financial Statements in the ordinary course of business and of a type and in an amount consistent with past practices, Total eMed has no material liability or obligation (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which is not accrued, reserved against, or identified on the Total eMed Financial Statements or included in the notes thereto, except for liabilities or obligations that would not have a Material Adverse Effect on Total eMed.

                  3.1.10 Absence of Certain Changes or Events. Except as set forth on Schedule 3.1.10, since the date of the Most Recent Fiscal Year End, there has not been:

                  (a) Any Material Adverse Change in Total eMed; or

                  (b) Any change by Total eMed in accounting methods, principles or practices.

                  3.1.11 Litigation. Except as listed on Schedule 3.1.11, no material litigation, proceeding or governmental investigation is pending or, to Total eMed's knowledge, threatened against or relating to Total eMed, its officers or directors in their capacities as such, or any of Total eMed's properties, businesses or Subsidiaries.

                  3.1.12 Employment Matters.
                         ------------------

                           3.1.12.1 Labor Matters. Neither Total eMed nor any of
its Subsidiaries is a party to or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of employees. Total eMed and each of its Subsidiaries is and have been in material compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours and is not and has not been engaged in any unfair labor practice. There is no (a) unfair labor practice complaint against Total eMed or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Entity, (b) labor strike, slowdown or work stoppage actually occurring or, to the knowledge of Total eMed, threatened against Total eMed or any of its Subsidiaries, (c) representation petition respecting the employees of Total eMed or any of its Subsidiaries pending before the National Labor Relations Board or similar agency, or (d) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to Total eMed or any of its Subsidiaries. Total eMed and its Subsidiaries have not experienced any primary work stoppage or other organized work stoppage involving their employees in the past two years. Total eMed is not aware of any labor strike, slowdown, or work stoppage occurring or, to the knowledge of Total eMed, threatened against any of Total eMed's principal suppliers that might be expected to have a Material

Adverse Effect on Total eMed or its Subsidiaries. All of the employees of Total eMed and its Subsidiaries working in the United States are citizens or permanent residents of the United States. No employee of Total eMed or its Subsidiaries is the beneficiary under an employer-sponsored non-immigrant visa and no approvals, permits or consents of any governmental entity are required in order for Total eMed or its Subsidiaries to employ any current employee as a result of or in connection with such employee's immigration status in the United States. Total eMed and its Subsidiaries have fully completed and retained a Form I-9 for each of their employees in accordance with applicable law, and Total eMed and its Subsidiaries are not its Subsidiaries is subject to examination in connection with such forms or to any fines or other penalties under laws relating to employees who are not authorized to work in the United States.

                           3.1.12.2 Employee Benefits. Schedule 3.1.12.2 lists
all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock and option plans or arrangements), life insurance, health and disability insurance, hospitalization and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established or maintained by Total eMed or its Subsidiaries, and complete and accurate copies of all those plans or arrangements have been provided to MDLI (the "Employee Benefit Plans"). The Employee Benefit Plans are listed separately on
Schedule 3.1.12.2 and comply in all material respects with the requirements of applicable law. None of the Employee Benefit Plans, their related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code. Total eMed and its Subsidiaries have no obligation of any kind (whether under the terms of the Employee Benefit Plans or under any understanding with employees) to make payments under, or to pay contributions to, any plan, agreement or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multi-employer pension plan, a "defined benefit" plan, a nonqualified deferred compensation plan, an individual employment or compensation agreement or a commitment to provide medical benefits to retirees.

                           3.1.12.3 Employment Agreements. Except as set forth
on Schedule 3.1.12.3, each employee of Total eMed or its Subsidiaries is an "at-will" employee and there are no written employment, commission or compensation agreements of any kind between Total eMed or its Subsidiaries and any employees. Schedule 3.1.12.3 lists all Total eMed's or its Subsidiaries' employment or supervisory manuals, employment or supervisory policies, and written information generally provided to employees (such as applications or notices), and complete and accurate copies of those manuals, policies and written information have been provided to MDLI. Total eMed and its Subsidiaries do not have any agreements or understandings with employees, including without limitation any agreements or understandings regarding compensation of any nature, severance payments or retirement benefits, except as reflected in the items listed in Schedules 3.1.12.2 and 3.1.12.3.

                  3.1.13 Title to and Condition of Real Property. Total eMed does not own any real property. Schedule 3.1.13 contains a list of all real property currently leased or occupied by Total eMed or its Subsidiaries (the "Leased Real Property"), including the dates of and parties to all leases and any amendments thereof and a list of all real property previously leased or occupied by Total eMed or its Subsidiaries (the "Previously Leased Real Property"). All Leased Real Property (including improvements thereon) is in satisfactory condition and repair consistent with its present use, and is available for immediate use in the conduct of Total eMed's business. Neither the operations of Total eMed or its Subsidiaries on any Leased Real Property, nor any improvements on the Leased Real Property, violates any applicable building or zoning code or regulation of any governmental authority having jurisdiction, except where such violation would not have a Material Adverse Effect on Total eMed. The Leased Real Property includes all real property necessary to conduct the business of Total eMed and its Subsidiaries as presently conducted. None of the Leased Real Property has been condemned or otherwise taken by public authority and no such condemnation is, to the knowledge of Total eMed, threatened or contemplated.

                  3.1.14 Title to and Condition of Fixed Assets. Schedule 3.1.14 contains a complete and accurate list of all tangible personal property (excluding inventory) owned or leased by Total eMed or its Subsidiaries (the "Tangible Personal Property"), including the dates of and parties to all leases and any amendments thereof except for items of Tangible Personal Property with a cost basis of less than $25,000. Except as set forth in Schedule 3.1.14, Total eMed or its Subsidiaries have good and marketable title to all of the Tangible Personal Property, free and clear of all liens, mortgages, pledges, leases, restrictions and other claims and encumbrances of any nature whatsoever (each, a "Lien"), except for statutory liens and other Liens that would not materially interfere with the intended use of such Tangible Personal Property. In all material respects, the Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted), is performing satisfactorily, and is adequate for the conduct of the business of Total eMed. All Tangible Personal Property and the state of maintenance thereof are in compliance with all applicable laws and regulations.

                  3.1.15 Intellectual Property.
                         ---------------------

                           3.1.15.1 Definitions. For all purposes of this
Agreement, the following terms shall have the following respective meanings:

                           (i) "Technology" shall mean any or all of the
following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records (not including medical records), data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instances of the foregoing in any form and embodied in any media.

                           (ii) "Intellectual Property Rights" shall mean any or
all of the following and all rights in, arising out of, or associated therewith:
(A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures ("Patents"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (G) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                           (iii) "Total eMed Intellectual Property" shall mean
any Technology and Intellectual Property Rights including Total eMed Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by Total eMed or any of its Subsidiaries.

                           (iv) "Registered Intellectual Property Rights" shall
mean all United States, international and foreign: (A) Patents, including applications therefor; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyright registrations and applications to register Copyrights; (D) Maskwork registrations and applications to register Maskworks; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time, which application, certificate, filing, registration or other document gives the owner thereof rights against a third party.

                           3.1.15.2 Schedule 3.1.15.2 lists all Registered
Intellectual Property Rights owned by, filed in the name of, or applied for, by Total eMed or any of its Subsidiaries (the "Total eMed Registered Intellectual Property Rights") and lists any proceedings or actions currently pending and which Total eMed or any of its Subsidiaries have initiated or of which Total eMed or any of its Subsidiaries have requested written notice before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of Total eMed Registered Intellectual Property Rights or Total eMed Intellectual Property.

                           3.1.15.3 Each registration of Total eMed Registered
Intellectual Property Rights is valid and subsisting or pending, and all necessary registration, maintenance and renewal fees that have come due in connection with such Total eMed Registered Intellectual Property Rights have been paid and all necessary documents and certificates that have come due in connection with such Total eMed Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Schedule 3.1.15.3, there are no actions that must be taken by Total eMed or any of its Subsidiaries within 120 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Total eMed Registered Intellectual Property Rights. In each case in which Total eMed or any of its Subsidiaries has acquired all rights, title and interest in, as opposed to the right to use, any Technology or Intellectual Property Right from any person, Total eMed or its Subsidiaries have obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology or Intellectual Property Rights to Total eMed or to its Subsidiaries, except for such assignments that failure of which to obtain will not have a Material Adverse Effect. Except as set forth on Schedule 3.1.15.3, neither Total eMed nor its Subsidiaries has claimed a particular status, including "Small Business Status," in the application for any Total eMed Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

                           3.1.15.4 Neither Total eMed nor its Subsidiaries has
knowledge of any facts or circumstances that would render any Total eMed Intellectual Property invalid or unenforceable. Except as set forth on Schedule 3.1.15.4, Neither Total eMed nor any of its Subsidiaries knows of information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of Total eMed Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Total eMed Registered Intellectual Property Right and neither Total eMed nor any of its Subsidiaries has knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Total eMed Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Total eMed Registered Intellectual Property Right.

                           3.1.15.5 Each item of Total eMed Intellectual
Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Total eMed Intellectual Property is subject only to non-exclusive licenses granted to distributors, resellers and end-users. Without limiting the foregoing, to the knowledge of Total eMed or any of its Subsidiaries: (i) Total eMed and/or its Subsidiaries is the exclusive owner(s) of all Trademarks used by Total eMed or any of its Subsidiaries in connection with the operation or conduct of the business of Total eMed or any of its Subsidiaries, including the sale, licensing, distribution or provision of any products or services by Total eMed or any of its Subsidiaries; and (ii) except as set forth on Schedule 3.1.15.5, Total eMed or its Subsidiaries owns exclusively, and has good title to, all copyrighted works created by Total eMed or its Subsidiaries or which Total eMed or any of its Subsidiaries otherwise purports to own.

                           3.1.15.6 Except as set forth in Schedule 3.1.15.6,
all Total eMed Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or MDLI without restriction to the extent Total eMed or any of its Subsidiaries could do the same and except that any such transfer, alienation or license shall be subject to non-exclusive licenses granted to end user customers in the ordinary course of Total eMed's or its Subsidiaries' business prior to the Merger and without payment of any kind to any third party other than royalties and fees payable in the ordinary course of Total eMed's or its Subsidiaries' business prior to the Merger.

                           3.1.15.7 To the extent that any Technology has been
developed or created by a third party for Total eMed or any of its Subsidiaries, Total eMed or its Subsidiaries have a written agreement with such third party with respect thereto and Total eMed or its Subsidiaries thereby either (i) have obtained ownership of, and is the exclusive owner of, or (ii) have obtained a license, in each case, sufficient for the conduct of its business as currently conducted, to such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment or license.

                           3.1.15.8 Except as set forth on Schedule 3.1.15.8 and
with the exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or to Total eMed's knowledge necessary to the conduct of Total eMed's or any of its Subsidiaries' business as presently conducted by Total eMed or its Subsidiaries was written and created solely by either (i) employees of Total eMed or its Subsidiaries acting within the scope of their employment or (ii) by third parties who have validly licensed rights to Total eMed or its Subsidiaries or who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Total eMed or its Subsidiaries, and no third party owns or has any rights to any of Total eMed or its Subsidiaries Intellectual Property.

                           3.1.15.9 The employees of Total eMed or any of its
Subsidiaries listed on Schedule 3.1.15.9 have entered into a valid and binding written agreement with Total eMed or its Subsidiaries sufficient to vest title in Total eMed or its Subsidiaries to all Technology, including without limitation all Total eMed Intellectual Property, created by such employee in the scope of his or her employment with Total eMed or its Subsidiaries.

                           3.1.15.10 Except as set forth on Schedule 3.1.15.10,
no person who has licensed Technology or Intellectual Property Rights to Total eMed or any of its Subsidiaries has ownership rights or license rights to improvements made by Total eMed or its Subsidiaries in such Technology or Intellectual Property Rights.

                           3.1.15.11 Neither Total eMed nor any of its
Subsidiaries has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is Intellectual Property, to any other person.

                           3.1.15.12 Schedule 3.1.15.12 lists material
contracts, licenses and agreements to which Total eMed or any of its Subsidiaries is a party with respect to any Technology or Intellectual Property Rights. Neither Total eMed nor any of its Subsidiaries are in breach of or have failed to perform under, any of the foregoing contracts, licenses or agreements and, to Total eMed's or its Subsidiaries' knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder, except for breaches or failures to perform that would not have a Material Adverse Effect on Total eMed or any of its Subsidiaries.

                           3.1.15.13 Schedule 3.1.15.13 lists all material
contracts, licenses and agreements between Total eMed or any of its Subsidiaries and any other person wherein or whereby Total eMed or its Subsidiaries have agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Total eMed or its Subsidiaries or such other person of the Intellectual Property Rights of any person other than Total eMed or its Subsidiaries.

                           3.1.15.14 To the knowledge of Total eMed or any of
its Subsidiaries, there are no contracts, licenses or agreements between Total eMed or its Subsidiaries and any other person with respect to Total eMed Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Total eMed or any of its Subsidiaries thereunder.

                           3.1.15.15 To the knowledge of Total eMed and any of
its Subsidiaries, the operation of the business of Total eMed and its Subsidiaries as it currently is conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Total eMed and its Subsidiaries does not and will not and will not when conducted by MDLI and/or Surviving Corporation in the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person or constitute unfair competition or trade practices under the laws of any jurisdiction, and Total eMed and its Subsidiaries have not received written notice from any person claiming, or has any reason to believe, that such operation or any act, product, technology or service (including products, technology or services currently under development) of Total eMed or any of its Subsidiaries infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                           3.1.15.16 To Total eMed's or any of its Subsidiaries'
knowledge, no person is infringing or misappropriating any Total eMed Intellectual Property.

                           3.1.15.17 No Total eMed Intellectual Property or
service of Total eMed or any of its Subsidiaries is subject to any proceeding of which Total eMed or any of its Subsidiaries has received written notice or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Total eMed or any of its Subsidiaries or may affect the validity, use or enforceability of such Total eMed Intellectual Property.

                           3.1.15.18 No (i) product, technology, service or
publication of Total eMed or any of its Subsidiaries, (ii) material published or distributed by Total eMed or any of its Subsidiaries or (iii) conduct or statement of Total eMed or any of its Subsidiaries constitutes obscene material, a defamatory statement or material, false advertising or, to Total eMed's or any of its Subsidiaries' knowledge, otherwise violates in any material respect any law or regulation.

                           3.1.15.19 To Total eMed's or any of its Subsidiaries'
knowledge, except as set forth on Schedule 3.1.15.19, and except for Technology or Intellectual Property subject to "shrink wrap" or similar widely available commercial end user licenses, Total eMed Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or to our knowledge necessary to the conduct of the business of Total eMed or its Subsidiaries as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services.

                           3.1.15.20 Except to the extent resulting from the
continuation of contracts and licenses of Total eMed or any of its Subsidiaries following the Closing on the terms applicable prior to the Closing, and except for the contracts identified in Schedule 3.1.15.20, neither this Agreement nor the transactions contemplated by this Agreement by operation of law or otherwise, of any contracts or agreements to which Total eMed or any of its Subsidiaries is a party, will result in (i) the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either MDLI's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Total eMed or any of its Subsidiaries, MDLI or Surviving Corporation, respectively, prior to the Closing.

                           3.1.15.21 All Technology used in Total eMed's
products and services, and all Technology used in the operation of Total eMed's or any of its Subsidiaries' business is Year 2000 compliant, except where the failure to be Year 2000 compliant will not have a Material Adverse Effect. As used in this agreement, "Year 2000 compliant" means that the Technology is designed to be used prior to, during and after the calendar year 2000, and the technology will accurately receive, provide and process date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date and time data, to the extent that other Technology used in combination with the Technology that is the subject of this representation, properly exchanges date and time data with it.

                  3.1.16 Certain Contracts and Arrangements. Schedule 3.1.16, which is organized by type of agreement, contains a complete and accurate list of each of the following types of agreements or arrangements, including any amendments thereto, to which Total eMed or any of its Subsidiaries is a party or by which it is bound:

                  (a) any mortgage, note or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness or the guaranty of any obligation for the borrowing of money;

                  (b) any contract, agreement, purchase order or acknowledgment form for the purchase, sale, lease or other disposition of equipment, products, materials or capital assets, or for the performance of services (including without limitation consulting services), with respect to which the annual aggregate dollar amount either due to or payable by Total eMed or its Subsidiaries exceeds $50,000;

                  (c) contracts or agreements for the joint performance of work or services, and all other joint venture agreements;

                  (d) written contracts or agreements with agents, brokers, consignees, sales representatives or distributors relating to the sale of products or services in excess of $50,000;

                  (e) confidentiality or inventions assignment agreements with parties other than employees of Total eMed; and

                  (f) any other contract, instrument, agreement or obligation not described in any other Schedule which contains unfulfilled obligations, is not terminable without payment of premium or penalty upon 30 days' notice or less and the annual amount either due to or payable by Total eMed or its Subsidiaries exceeds $50,000 for any single contract or $100,000 in the aggregate.

                  3.1.17 Status of Contracts. Each of the contracts, agreements, commitments and instruments listed on Schedules 3.1.13, 3.1.14, 3.1.15, and
3.1.16 (collectively, the "Contracts") is in full force and effect and is valid, binding and enforceable by or its Subsidiaries in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. There is no existing default or violation by Total eMed or its Subsidiaries under any Contract and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default of Total eMed or its Subsidiaries under any Contract, except for such defaults as would not in the aggregate have a Material Adverse Effect. There is no pending or threatened proceeding which would interfere with the quiet enjoyment of any leasehold of which Total eMed or any of its Subsidiaries is lessee or sublessee. Complete and accurate copies of all Contracts have been delivered to MDLI. Total eMed is not aware of any default by any other party to any Contract or of any event which (whether with or without notice, lapse of time or both) would constitute a material default by any other party with respect to obligations of that party under any Contract, and, to the knowledge of Total eMed, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties, except for defaults that would not have a Material Adverse Effect on Total eMed or its Subsidiaries. Total eMed has not granted any waiver or forbearance with respect to any of the Contracts.

                  3.1.18 Insurance. Schedule 3.1.18 contains a complete and accurate list of all policies of fire, liability, worker's compensation and other forms of insurance insuring Total eMed, its officers or directors, its assets or its operations (the "Policies"), setting forth the applicable deductible amounts. All of the Policies are valid, enforceable and in full force and effect, all premiums with respect to the Policies covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination has been received with respect to any Policy. The Policies are sufficient for compliance with all requirements of law and agreements to which Total eMed or any of its Subsidiaries is a party, and Total eMed believes the Policies are sufficient to provide insurance for the risks and in the amounts and types of coverage necessary for the operation of Total eMed's and its Subsidiaries' businesses. There have been no claims made for insurance payment under any of the Policies in the three years preceding the date of this Agreement. Complete and accurate copies of the Policies and all endorsements thereto have been delivered to MDLI. Total eMed has not been refused any insurance coverage and no insurance coverage has been canceled during the three years preceding the date of this Agreement.

                  3.1.19 Permits and Licenses. Schedule 3.1.19 contains a complete and accurate list of all material governmental licenses, permits, franchises, easements and authorizations (collectively, "Permits") held by Total eMed or its Subsidiaries, listed by Governmental Entity. Each of Total eMed and its Subsidiaries holds, and at all times has held, all Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Entities having jurisdiction over it or any part of its operations, except for Permits the failure of which to obtain would not have a Material Adverse Effect on Total eMed or its Subsidiaries. Each of Total eMed and its Subsidiaries is in material compliance with each of the terms of the applicable Permits listed on Schedule 3.1.19, and there are no claims of violation by Total eMed or any of its Subsidiaries of any of such Permits. Complete and accurate copies of all Permits held by Total eMed and its Subsidiaries have been delivered to MDLI. All Governmental Entities that have issued any Permits to or with respect to Total eMed or its business have consented to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights or obligations of Total eMed or is Subsidiaries under any of such Permits.

                  3.1.20 Taxes.
                         -----

                           3.1.20.1 Returns. Except as set forth on Schedule
3.1.20, Total eMed has filed on a timely basis all federal, state, local, foreign and other returns, reports, forms, declarations and information returns required to be filed by them with respect to Taxes (as defined below) which relate to the business, results of operations, financial condition, properties or assets of Total eMed for all periods (collectively, the "Returns") and have paid on a timely basis all Taxes shown to be due on the Returns. All Returns filed are complete and accurate in all material respects and no additional Taxes are owed by Total eMed with respect to the periods covered by the Returns or for any other period. Total eMed has provided MDLI with complete and accurate copies of all Returns for each of Total eMed's fiscal years. Total eMed has never been a member of an affiliated group filing consolidated returns and has no any liability for Taxes of any person (other than itself), whether arising under federal, state, local or foreign law, as a transferee or successor, by contract, pursuant to Treas Reg ss. 1.1502-6 or otherwise. Except as set forth on Schedule 3.1.20, Total eMed is not currently the beneficiary of any extension of time within which to file any Return. Except as set forth on Schedule 3.1.20, no Returns have been examined by the applicable taxing authorities for any period and, except as set forth on Schedule 3.1.20, Total eMed has not received any notice of audit or review with respect to any Return or any fiscal year, has no knowledge of any planned audit or review, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes for any period. No claim has ever been made by an authority in a jurisdiction where Total eMed does not file Returns that Total eMed is or may be subject to taxation by that jurisdiction. All Taxes that are or have been required to be withheld or collected by Total eMed or its predecessors have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable laws. Neither Total eMed nor any of its predecessors has made any payment, or is obligated to make any payment, or is a party to an agreement that in certain circumstances could obligate it to make a payment, that is not deductible under Section 280G of the Code. Except as set forth in Schedule 3.1.20, Total eMed is not an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds. Total eMed is not now nor during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has ever been a United States real property holding corporation as defined in Section 897(c)(2) of the Code. Total eMed has not filed a consent pursuant to Section 341(f) of the Code nor has Total eMed agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Total eMed.

                           3.1.20.2 Taxes Paid or Reserved. The unpaid Taxes of
Total eMed (a) did not as of the Most Recent Fiscal Year End exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Total eMed Financial Statements (rather than in any notes thereto) and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Total eMed in filing its Returns.

                           3.1.20.3 Definitions. The term "Taxes" shall mean all
federal, state, local or foreign taxes, charges, fees, levies or other assessments, however documented, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property, transfer, workers' compensation, Pension Benefit Guaranty Corporation premiums, or other taxes, fees, assessments or charges of any kind whatsoever that Total eMed is required to pay or collect, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

                  3.1.21 Related Party Interests. Except as listed in Schedule 3.1.21, no shareholder, officer or director of Total eMed (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to Total eMed's business, (b) is indebted to Total eMed or any of its Subsidiaries, or (c) to the knowledge of Total eMed has any financial interest, direct or indirect, in any supplier or customer of, or other outside business which has significant transactions with Total eMed. True and complete copies of all agreements listed on Schedule 3.1.21 have been provided to MDLI. Total eMed is not indebted to any of its shareholders, directors or officers (or any entity owned or controlled by one or more of such parties) except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses. The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Total eMed to any of its shareholders, officers, directors or employees (or any entity owned or controlled by one or more of such parties).

                  3.1.22 No Powers of Attorney or Restrictions. No power of attorney or similar authorization given by Total eMed or any of its Subsidiaries is presently in effect or outstanding. No contract or agreement to which Total eMed or any of its Subsidiaries is a party or is bound or to which any of its properties or assets is subject limits the freedom of Total eMed to compete in any line of business or with any person. To the knowledge of Total eMed none of the employees of Total eMed or its Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Total eMed or any of its Subsidiaries or that would conflict with the business of Total eMed or its Subsidiaries as now conducted or proposed to be conducted.

                  3.1.23 Environmental Conditions.
                         ------------------------

                           3.1.23.1 Compliance. The business and assets of Total
eMed and its Subsidiaries, including without limitation the Leased Real Property and, during the term of possession by Total eMed, the Previously Leased Real Property, are and have been in compliance with all Environmental Laws (as defined below) and all Permits required under any Environmental Laws are listed separately in Schedule 3.1.19. There are no pending or threatened claims, actions or proceedings against Total eMed or any of its Subsidiaries under any Environmental Law or related Permit. All wastes generated in connection with the business of Total eMed and its Subsidiaries are and have been transported and disposed of off-site in compliance with all Environmental Laws, and true and correct logs of such transportation and disposal have been made available to MDLI.

                           3.1.23.2 Hazardous Substances. To the knowledge of
Total eMed, no Hazardous Substance has been disposed of, spilled, leaked or otherwise released on, in, under or from the Leased Real Property or the Previously Leased Real Property or has otherwise come to be located in the soil or water (including surface and ground water) on or under the Leased Real Property or the Previously Leased Real Property, in each case while such property was leased by Total eMed. To the knowledge of Total eMed, none of the assets of Total eMed or its Subsidiaries, or the improvements on the Leased Real Property or the Previously Leased Real Property, have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (including in any electrical transformer or capacitor located on such property), or any other Hazardous Substance which is prohibited, restricted or regulated when present in buildings, structures, fixtures or equipment. To the knowledge of Total eMed, no Hazardous Substance is or has been generated, manufactured, treated, stored, transported, used or otherwise handled on the Leased Real Property or the Previously Leased Real Property or in connection with the business of Total eMed or its Subsidiaries while occupied by Total eMed or its Subsidiaries. To the knowledge of Total eMed, there are not and never have been any above-ground or underground storage tanks on the Leased Real Property or on the Previously Leased Property (whether or not regulated and whether or not out of service, closed or decommissioned).

                           3.1.23.3 Filings and Notices. Total eMed and its
Subsidiaries have timely filed all required reports, obtained all required approvals and permits, and generated and maintained all required data, documentation and records under all applicable Environmental Laws. All notifications required by any Environmental Law in respect of any discharge, release or emission, including any notices required to be provided under any applicable state or local law, if any, have been made within the time prescribed by such Environmental Law, and copies of all such notifications have been provided to MDLI. No part of the Leased Real Property or the Previously Leased Real Property is listed as a site contaminated by Hazardous Substances pursuant to any Environmental Law.

                           3.1.23.4 Definitions. As used in this Agreement, (a)
"Environmental Law" means any federal, state, foreign or local statute, ordinance or regulation pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such statutes, ordinances or regulations, and
(b) "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law, and includes without limitation radioactive material and petroleum oil and its fractions.

                  3.1.24 Consents and Approvals. Except as set forth in Section 3.1.7, no consent, approval, or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required to be obtained by Total eMed or any of its Subsidiaries for the consummation of the transactions described in this Agreement, except for consents, approvals, authorizations, filings or registrations that would not have a Material Adverse Effect on Total eMed or its Subsidiaries.

                  3.1.25 Brokers and Finders. Except for fees owing to Credit Suisse First Boston Corporation, Total eMed has not incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

                  3.1.26 [Intentionally Omitted].
                          ----------------------

                  3.1.27 No Other Agreements to Sell Total eMed or Its Assets. Except as set forth in Schedule 3.1.27, Total eMed has no legal obligation, absolute or contingent, to any other person to sell any material portion of Total eMed's assets, to sell the capital stock or other ownership interests of Total eMed, or to effect any merger, consolidation or other reorganization of Total eMed of any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, Total eMed is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Transaction, as defined in Section 4.2.2.

                  3.1.28 Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Total eMed Common Stock and by each class of Total eMed Preferred Stock (each voting separately as a class) is the only vote of the holders of any class or series of Total eMed capital stock necessary to approve the transactions contemplated by this Agreement.

                  3.1.29 Certain Representations and Warranties Regarding Code
                         Section 368(a)(2)(E).
                         -----------------------------------------------------

                           3.1.29.1 Immediately following the Merger, Surviving
Corporation will hold at least 90 percent of the fair market value of Total eMed's net assets and at least 70 percent of the fair market value of Total eMed's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Total eMed to its shareholders who receive cash or other property, Total eMed assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Total eMed prior to and in connection with the Merger, will be included as assets of Total eMed held immediately prior to the Merger.

                           3.1.29.2 There is no intercorporate indebtedness
existing between MDLI and Total eMed or between Merger Corp. and Total eMed that was issued, acquired, or will be settled at a discount.

                           3.1.29.3 Total eMed has no plan or intention to issue
additional shares of its stock that would result in MDLI losing control of Total eMed within the meaning of Section 368(c) of the Code. At the time of the Merger, Total eMed will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Total eMed that, if exercised or converted, would affect MDLI's acquisition or retention or control of Surviving Corporation, as defined in
Section 368(c) of the Code. As defined in Section 368(c) of the Code, "control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

                           3.1.29.4 Total eMed is not an investment company as
defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                           3.1.29.5 On the date of the Merger, the fair market
value of the assets of Total eMed will exceed the sum of its liabilities plus the amount of liabilities, if any, to which its assets are subject.

                           3.1.29.6 Total eMed is not under the jurisdiction of
a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                           3.1.29.7 None of the compensation received by any
shareholder-employee of Total eMed will be separate consideration for, or allocable to, any of his or her shares of Total eMed stock; none of the shares of MDLI stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                           3.1.29.8 Except as listed on Schedule 3.1.29.8,
during the past five years, neither Total eMed nor any person related to Total eMed (as defined in Treas Reg ss. 1.368-1(e)(3)) has directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of Total eMed with consideration other than common stock of MDLI or Total eMed, or (ii) redeemed or made distributions with respect to Total eMed stock.

                           3.1.29.9 Total eMed has not paid dividends financed,
directly or indirectly, with borrowed funds.

                           3.1.29.10 No Total eMed shareholder has guaranteed
any debt of Total eMed.

                           3.1.29.11 Except as otherwise provided in this
Agreement, Total eMed will pay its own expenses, if any, incurred in connection with the Merger and will not pay expenses of MDLI or Merger Corp.

                           3.1.29.12 For purposes of satisfying the requirements
of Treas Regss. 1.368-1(d), Total eMed's significant historic lines of business are medical record transcription and related services to healthcare providers practicing in outpatient settings.

                           3.1.29.13 In the Merger, shares of Total eMed stock
representing control of Total eMed, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of MDLI.

         3.2 Representations and Warranties of MDLI. MDLI hereby represents and warrants to Total eMed that, except as specifically set forth in Schedule 3.2 (the "MDLI Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

                  3.2.1 Organization and Status. MDLI is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing, when taken together with all such failures, would not have a Material Adverse Effect on MDLI. MDLI has all requisite corporate power and authority to own, operate and lease its property and to carry on its businesses as they are now being conducted.

                  3.2.2 Corporate Authority. MDLI has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and, upon receipt of the shareholder approval contemplated in
Section 4.1.2, to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Directors of MDLI and duly and validly executed and delivered by MDLI and as of the Closing Date will be validly authorized by MDLI shareholders. This Agreement constitutes the valid and binding obligation of MDLI, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  3.2.3 Governmental Filings. Other than (a) the filing of the Certificate of Merger contemplated by Article I, (b) the HSR Filing to be made by MDLI and Total eMed described in Section 4.1.8 and (c) the Form S-4 and Proxy Statement described in Section 4.1.1, no notices, reports or other filings are required to be made by MDLI with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by MDLI from, any Governmental Entity in connection with the execution and delivery of this Agreement by MDLI and the consummation by MDLI of the transactions contemplated hereby.

                  3.2.4 Information Supplied. None of the information supplied or to be supplied by MDLI specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement for use relating to registration of the Merger Consideration or to obtain approval of the shareholders of MDLI and Total eMed of the Merger, respectively, will, at the time the Form S-4 is filed with the SEC or at the time the Proxy Statement is first mailed to Total eMed's stockholders or MDLI's shareholders or at the time of the MDLI Special Meeting and Total eMed Special Meeting, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by MDLI with respect to statements made or incorporated by reference therein based on (i) information supplied by Total eMed in writing specifically for inclusion or incorporation by reference therein or (ii) information relating to Total eMed which is reviewed by Total eMed without objection and with knowledge that it will be used in the Form S-4 or the Proxy Statement.

                  3.2.5 SEC Reports and Financial Statements. MDLI has filed with the SEC, and has made available to Total eMed true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since September 30, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary or pre-effective filings, is referred to as a "MDLI SEC Document"). Each MDLI SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements included in the MDLI SEC Documents (the "MDLI Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of MDLI and its consolidated subsidiaries as at the dates thereof, the consolidated results of their operations and cash flows for the periods then ended, are correct and complete, and are consistent with the books and records of MDLI (which books and records are correct and complete in all material respects).

                  3.2.6 No Adverse Consequences. Neither the execution and delivery of this Agreement by MDLI nor the consummation of the transactions contemplated by this Agreement will (a) result in the creation or imposition of any Lien on any of the assets or properties of MDLI, (b) violate any provision of the Articles of Incorporation or Bylaws of MDLI, (c) to the knowledge of MDLI, violate any statute, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to MDLI, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement, instrument or obligation to which either MDLI is a party or by which any of them is bound.

                  3.2.7 Brokers and Finders. Except for fees to be paid by MDLI to Donaldson, Lufkin & Jenrette in connection with a fairness opinion, MDLI has not incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

                  3.2.8 Opinion of MDLI Financial Advisor. The Board of Directors of MDLI has received from Donaldson, Lufkin & Jenrette an opinion as to the fairness from a financial point of view of the ratio to be applied for the exchange of common stock in the Merger. A copy of such opinion is attached hereto as Exhibit D.

                  3.2.9 Certain Representations and Warranties Regarding Code
                        Section 368(a)(2)(E).
                        -----------------------------------------------------

                           3.2.9.1 Immediately following the Merger, Surviving
Corporation will hold at least 90 percent of the fair market value of Merger Corp.'s net assets and at least 70 percent of the fair market value of Merger Corp.'s gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Merger Corp. to Total eMed shareholders who receive cash or other property and Merger Corp. assets used to pay reorganization expenses will be included as assets of Merger Corp. held immediately prior to the Merger.

                           3.2.9.2 Prior to the Merger, MDLI will be in control
of Merger Corp. within the meaning of Section 368(c) of the Code.

                           3.2.9.3 MDLI has no plan or intention to cause or
allow Surviving Corporation to issue additional shares of its stock that would result in MDLI losing control of Surviving Corporation within the meaning of
Section 368(c) of the Code.

                           3.2.9.4 Prior to or in the Merger, neither MDLI nor
any person related to MDLI (as defined in Treas Reg ss. 1.368-1(e)(3)) will have acquired directly or through any transaction, agreement or arrangement with any other person, stock of Total eMed with consideration other than common stock of MDLI. There is no plan or intention by MDLI or any person related to MDLI (as defined in Treas Reg ss. 1.368-1(e)(3)) to acquire or redeem any of the stock of MDLI issued in the Merger either directly or through any transaction, agreement, or arrangement with any other person.

                           3.2.9.5 MDLI has no plan or intention to liquidate
Surviving Corporation; to merge Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of Surviving Corporation; or to cause Surviving Corporation to sell or otherwise dispose of any of the assets of Total eMed or Merger Corp., except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Surviving Corporation.

                           3.2.9.6 Merger Corp. will have no liabilities assumed
by Surviving Corporation and will not transfer to Surviving Corporation in the Merger any assets subject to liabilities.

                           3.2.9.7 Following the Merger, MDLI will cause
Surviving Corporation to continue the historic business of Total eMed or use a significant portion of Total eMed's business assets in a business.

                           3.2.9.8 MDLI does not own, nor has it owned during
the past five years, any shares of the stock of Total eMed.

                           3.2.9.9 MDLI is not an investment company as defined
in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                           3.2.9.10 The payment of cash in lieu of fractional
shares of MDLI stock is solely for the purpose of avoiding the expense and inconvenience to MDLI of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Total eMed shareholders instead of issuing fractional shares of MDLI stock will not exceed one percent of the total consideration that will be issued in the Merger to the Total eMed shareholders in exchange for their shares of Total eMed stock. The fractional share interests of each Total eMed shareholder will be aggregated, and no Total eMed shareholder will receive cash in an amount equal to or greater than the value of one full share of MDLI stock.

                           3.2.9.11 Following and in connection with the Merger,
MDLI will not transfer any shares of Total eMed Common Stock to (a) a corporation that is not a member of MDLI's "qualified group" as defined in Treas Reg ss. 1.368-1(d)(4)(ii) or (b) a partnership.

                           3.2.9.12 MDLI will not redeem any of the MDLI Common
Stock exchanged for Total eMed Common Stock in connection with the Merger, other than pursuant to an ongoing stock repurchase program not created or modified in connection with the Merger.

                           3.2.9.13 No person related to MDLI, as defined in
Treas Regss.1.368-1(e)(3) will acquire, with consideration other than a proprietary interest in MDLI, Total eMed Common Stock exchanged for MDLI Common Stock in the Merger.

                           3.2.9.14 Except as otherwise provided in this
Agreement, MDLI will pay its own expenses, if any, incurred in connection with the Merger and will not pay expenses of Total eMed.

                           3.2.9.15 In the Merger, shares of Total eMed stock
representing control of Total eMed, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of MDLI.

                  3.2.10 Litigation. Except as listed on Schedule 3.2.10, no material litigation, proceeding or governmental investigation is pending or, to MDLI's knowledge, threatened against or relating to MDLI, its officers or directors in their capacities as such, or any of MDLI's properties or businesses.

                  3.2.11 Capitalization. MDLI has authorized capital stock consisting of 100,000,000 shares of MDLI Common Stock, no par value, of which 30,776,975 shares were outstanding on December 31, 1999 and 50,000,000 shares of Preferred Stock, of which no shares were outstanding on December 31, 1999. As of November 30, 1999, a total of options to purchase 2,878,560 shares of MDLI Common Stock were outstanding pursuant to grants made under MDLI's 1996 Stock Incentive Plan and MDLI's 1993 Stock Incentive Plan. All of the outstanding shares of capital stock of MDLI have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options were granted, in violation of preemptive or similar rights of any shareholder or in violation of any applicable securities laws. Except as set forth above, or on
Schedule 3.2.11, there are no shares of capital stock of MDLI authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of MDLI of any character relating to the issued or unissued capital stock or other securities of MDLI. There are no outstanding obligations of MDLI to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. All shares of MDLI Common Stock to be issued and delivered in the Merger shall be, at the time of such issuance and delivery, validly issued, fully paid and nonassessable shares of MDLI Common Stock, free of all preemptive rights.

                  3.2.12 Undisclosed Liabilities. Except for liabilities or obligations which were incurred after September 30, 1999 in the ordinary course of business and of a type and in an amount consistent with past practices, MDLI has no material liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) which is not accrued, reserved against, or identified in the most recent MDLI Financial Statements.

                  3.2.13 Absence of Certain Changes or Events. Except as set forth on Schedule 3.2.13, since September 30, 1999 there has not been a Material Adverse Change.

                  3.2.14 Taxes.
                         -----

                           3.2.14.1 Returns. MDLI has filed on a timely basis
all federal, state, local, foreign and other returns, reports, forms, declarations and information returns required to be filed by them with respect to Taxes which relate to the business, results of operations, financial condition, properties or assets of MDLI for all periods (collectively, the "MDLI Returns") and has paid on a timely basis all Taxes shown to be due on the MDLI Returns. All MDLI Returns filed are complete and accurate in all material respects and no additional Taxes are owed by MDLI or its subsidiaries with respect to the periods covered by the MDLI Returns or for any other period. MDLI has no any liability for Taxes of any person (other than themselves), whether arising under federal, state, local or foreign law, as a transferee or successor, by contract, pursuant to Treas Reg ss. 1.1502-6 or otherwise. Except as set forth on Schedule 3.2.14, MDLI is not currently the beneficiary of any extension of time within which to file any MDLI Return. Except as set forth on
Schedule 3.2.14, no MDLI Returns have been examined by the applicable taxing authorities and, except as set forth on Schedule 3.2.14, MDLI has not received any notice of audit or review with respect to any MDLI Return or any fiscal year, has no knowledge of any planned audit or review, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes for any period. No claim has ever been made by an authority in a jurisdiction where MDLI does not file MDLI Returns that they are or may be subject to taxation by that jurisdiction. All Taxes that are or have been required to be withheld or collected by MDLI or its predecessors have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable laws. Neither MDLI nor any of its predecessors has made any payment, or is obligated to make any payment, or is a party to an agreement that in certain circumstances could obligate it to make a payment, that is not deductible under Section 280G of the Code. Except as set forth in Schedule 3.2.14, MDLI is not an obligor on, and none of its assets have been financed directly or indirectly by, any tax exempt bonds. MDLI is not now nor during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has ever been a United States real property holding corporation as defined in Section 897(c)(2) of the Code. MDLI has not filed a consent pursuant to
Section 341(f) of the Code nor has MDLI agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by MDLI.

                           3.2.14.2 Taxes Paid or Reserved. The unpaid Taxes of
MDLI (A) did not as of December 31, 1999 exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet included in an MDLI SEC Document (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of MDLI in filing its MDLI Returns.

                  3.2.15 Related Party Interests. There are no other material related-party transactions, as defined under Regulation S-K of the Securities Act, other than those listed on Schedule 3.2.15.

                  3.2.16 No Powers of Attorney or Restrictions. No power of attorney or similar authorization given by MDLI is presently in effect or outstanding. No contract or agreement to which MDLI is a party or is bound or to which any of its properties or assets is subject limits the freedom of MDLI to compete in any line of business or with any person. To the knowledge of MDLI none of the employees of MDLI is obligated under any contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of MDLI or that would conflict with the business of MDLI as now conducted or proposed to be conducted.

                  3.2.17 Consents and Approvals. Except as set forth in Section 3.2.3, no consent, approval, or authorization of, or filing or registration with, any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required to be obtained by MDLI for the consummation of the transactions described in this Agreement.

         3.3 Representations and Warranties Relating to Merger Corp. MDLI and Merger Corp. hereby represent and warrant to Total eMed that:

                  3.3.1 Organization and Status. Merger Corp. is a corporation duly organized and validly existing under the laws of the State of Delaware. Merger Corp. does not own any properties (other than the initial cash subscription for shares) nor has it commenced any business or operations.

                  3.3.2 Capitalization. Merger Corp. has an authorized capital stock consisting of 100 shares of Common Stock. All of the issued and outstanding shares of capital stock of Merger Corp. are owned by MDLI.

                  3.3.3 Corporate Authority. Merger Corp. has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Agreement has been duly and validly authorized by the Board of Directors and sole shareholder of Merger Corp., duly and validly executed and delivered by Merger Corp. and constitutes the valid and binding obligation of Merger Corp., enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  3.3.4 Governmental Filings. Other than the filing of the Certificate of Merger contemplated by Article I, no notices, reports or other filings are required to be made by

Merger Corp. with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Merger Corp. from, any Governmental Entity in connection with the execution and delivery of this Agreement by Merger Corp. and the consummation by Merger Corp. of the transactions contemplated hereby.

                  3.3.5 Certain Representations and Warranties Regarding Code
                        Section 368(a)(2)(E).
                        -----------------------------------------------------

                           3.3.5.1 Merger Corp. is not an investment company as
defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                           3.3.5.2 Except as otherwise provided in this
Agreement, Merger Corp. will pay its own expenses, if any, incurred in connection with the Merger and will not pay expenses of MDLI or Total eMed.

                           3.3.5.3 Merger Corp. has been formed solely in order
to consummate the Merger, and Merger Corp. has not conducted and will not conduct any business activities or other operations of any kind other than the issuance of its stock to MDLI, prior to the Effective Date.

                                   ARTICLE IV

                                    COVENANTS

         4.1 Mutual Covenants. Total eMed and MDLI mutually covenant and agree as follows:

                  4.1.1 Preparation of Registration Statement and the Proxy Statement. Promptly following the date of this Agreement and as soon as practicable, Total eMed and MDLI shall prepare and file with the SEC the Proxy Statement, and MDLI shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of Total eMed and MDLI shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. MDLI will use its reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. MDLI shall also take any action required to be taken under any applicable state securities law in connection with the issuance of MDLI Common Stock in the Merger, and Total eMed shall furnish all information concerning Total eMed and the holders of Total eMed Common Stock and rights to acquire Total eMed Common Stock as may be reasonably required in connection with any such action. Each of MDLI and Total eMed shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Proxy Statement. Total eMed and MDLI each agree to correct any information provided by it for use in the Form S-4 or the Proxy Statement which shall have become false or misleading. MDLI shall notify Total eMed promptly (i) of the receipt of the comments of the

SEC, (ii) of any request by the SEC for amendments or supplements to the S-4,
(iii) of the time when the S-4 has become effective or any supplement or amendment has been filed, or the issuance of any stop order and (iv) of the suspension of the qualification of the MDLI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction and shall supply Total eMed with copies of all correspondence with the SEC with respect to the S-4.

                  4.1.2 Shareholder Meetings.
                        --------------------

                  (a) MDLI shall (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Form S-4 becomes effective a meeting of the holders of MDLI Common Stock for the purpose of voting to approve the issuance of the MDLI Common Stock in the Merger (the "MDLI Special Meeting"), and (ii) take all reasonable and lawful action to solicit and obtain such approval. Except as limited by the fiduciary obligations of the MDLI Board of Directors, the S-4 shall include the recommendation of the MDLI Board of Directors in favor of the issuance of the MDLI Common Stock in connection with the Merger and, to the extent required by applicable law or otherwise, the other transactions contemplated hereby (the "Proposal"). Unless and until this Agreement is validly terminated in accordance with its terms, nothing herein shall limit or eliminate in any way MDLI's obligation to call, give notice of, convene and hold the MDLI Special Meeting and at such meeting to submit the Proposal to a vote of the MDLI shareholders (and not postpone or adjourn such meeting or the vote of the MDLI shareholders upon the Proposal to another date without Total eMed's approval, not to be unreasonably withheld if and only to the extent such postponement or adjournment is required by law or by the SEC or Nasdaq regulation). Total eMed shall (i) promptly and duly call, give notice of, convene and hold on the same date as the MDLI Special Meeting is held a meeting of the holders of Total eMed Capital Stock for the purpose of voting to approve the Merger (the "Total eMed Special Meeting"), and (ii) take all reasonable and lawful action to solicit and obtain such approval.

                  (b) Except as limited by the fiduciary obligations of the Total eMed Board of Directors, the Proxy Statement shall include the recommendation of the Total eMed Board of Directors in favor of the Merger. Unless and until this Agreement is validly terminated in accordance with its terms, nothing herein shall limit or eliminate in any way Total eMed's obligation to call, give notice of, convene and hold the Total eMed Special Meeting and at such meeting to submit the Proposal to a vote of the Total eMed shareholders (and not postpone or adjourn such meeting or the vote of the Total eMed shareholders upon the Merger to another date without MDLI's approval, not to be unreasonably withheld if and only to the extent such postponement or adjournment is required by law or by the SEC or Nasdaq regulation).

                  4.1.3 Consents and Approvals. Total eMed and MDLI each will use reasonable best efforts to secure, and MDLI will cause Merger Corp. to use its reasonable best efforts to secure, all consents, approvals, licenses or permits which may be required in connection with the Merger, and each will cooperate with the other to secure all such consents, approvals, licenses or permits in a form mutually satisfactory to Total eMed and MDLI.

                  4.1.4 Best Efforts. Subject to the terms of this Agreement, Total eMed and MDLI each will use reasonable best efforts, and MDLI will cause Merger Corp. to use its reasonable best efforts, to effectuate the transactions contemplated hereby and to fulfill the conditions of their respective obligations under this Agreement.

                  4.1.5 Publicity. Except as required by law, no party will issue any press releases or otherwise make any public statements with respect to the transactions contemplated hereby without the prior written consent of MDLI and Total eMed, in each case not to be unreasonably withheld.

                  4.1.6 Confidentiality. The provisions of the Mutual Confidential Disclosure Agreement between MDLI and Total eMed (the "Confidentiality Agreement") shall apply to all "Confidential Information" (as defined in the Confidentiality Agreement) obtained by any party pursuant to this Agreement.

                  4.1.7 [Intentionally Omitted].
                         ----------------------

                  4.1.8 Antitrust Improvements Act. Each of MDLI and Total eMed will timely and promptly make the filing required to be made by it under the Antitrust Improvements Act of 1976, as amended (each such filing an "HSR Filing"). MDLI and Total eMed will furnish to one another such information and assistance as the other party may reasonably request in connection with the other party's preparation of filings or submissions to any governmental agency, including, without limitation, any HSR Filing. As reasonably requested by the other party, MDLI and Total eMed will supply one another with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between MDLI and Total eMed or their respective representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transaction contemplated hereby.

                  4.1.9 Restructuring of Merger. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternate structure as described below.

                           4.1.9.1 MDLI, in its sole discretion, may determine,
not later than March 31, 2000, to reorganize for the purpose of effecting one or more business combinations in addition to the combination contemplated by this Agreement (the "Reorganization"). As a result of the Reorganization, a newly-established holding company ("HoldCo") would directly own all of the issued and outstanding capital stock of MDLI, and the articles of incorporation of HoldCo would be the same as the articles of incorporation of MDLI (other than in any respect which does not materially adversely affect the benefits of the Merger for Total eMed stockholders).

                           4.1.9.2 In the event MDLI determines to effect the
Reorganization, this Agreement shall be amended so that the rights and obligations of MDLI shall become the rights and obligations of HoldCo, the representations and warranties of MDLI shall be repeated by HoldCo (subject to such changes as may be necessary to reflect the Reorganization), and in all other respects this Agreement shall remain the same, except for those changes as may be necessary to reflect the Reorganization. In no event shall such changes materially adversely affect the relative rights, obligations, benefits and burdens of MDLI/HoldCo and Total eMed, or the benefits of the Merger for Total eMed stockholders.

                           4.1.9.3 The parties agree that any Reorganization and
the steps, actions or approvals required, taken or proposed to implement the same shall not give rise to any breach of this Agreement or right to terminate this Agreement, and that the amendments to this Agreement required to give effect to the Reorganization shall not have any effect on the binding nature of this Agreement or the obligations of the parties to effect and consummate the transactions contemplated hereby. The parties further agree to use all reasonable best efforts to ensure that the Reorganization and the Merger are completed.

         4.2 Covenants of Total eMed. Total eMed covenants and agrees as follows:

                  4.2.1 Conduct of Business. Prior to the Effective Time, Total eMed will carry on its business in the ordinary and usual manner and maintain its existing relationships with suppliers, customers, employees and business associates, and will not, without the prior written consent of MDLI:

                  (a) amend its Certificate of Incorporation or Bylaws;

                  (b) enter into any new agreements or modify existing agreements respecting an increase in compensation or benefits payable to its officers or employees; except that Total eMed may, without MDLI's prior written consent, enter into new employment agreements or hire new employees in its ordinary course of business and with respect to nonmanagement positions;

                  (c) split, combine, reclassify any of the outstanding shares of its capital stock or otherwise change its authorized capitalization;

                  (d) declare, set aside or pay any dividends payable in cash, stock or property with respect to shares of its capital stock;

                  (e) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class (other than pursuant to Options in the ordinary course and consistent with past practice and other than conversions of Preferred Stock in connection with the transactions contemplated by this Agreement);

                  (f) redeem, purchase or otherwise acquire any shares of its capital stock, merge into or consolidate with any other corporation or permit any other corporation to merge into or consolidate with it, liquidate or sell or dispose of any of its assets other than in the ordinary course of business, or close any plant or business operation;

                  (g) except for short-term indebtedness and indebtedness incurred pursuant to Total eMed's revolving credit agreement and renewals, replacements and amendments thereof not in excess of the current maximum under such credit agreement incurred in the ordinary course of business, incur, assume or guarantee (other than endorsements) any indebtedness, or modify or repay any existing indebtedness;

                  (h) enter into any transaction, make any commitment (whether or not subject to the approval of the Board of Directors of Total eMed) or modify any Contracts, except as otherwise contemplated or permitted by this Agreement or in the ordinary course of business and not exceeding $25,000 singly, or take any action which could be reasonably anticipated to have a Material Adverse Effect on Total eMed;

                  (i) transfer, lease, license, guarantee, sell, mortgage, pledge, or dispose of, any property or assets (including without limitation any intellectual property), encumber any property or assets or incur or modify any liability, other than the sale of inventory in the ordinary and usual course of business;

                  (j) authorize capital expenditures other than in the ordinary course of business, form any subsidiary, or make any acquisition of, or investment in, assets or stock of any other person or entity;

                  (k) make any tax election;

                  (l) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without prior notice to MDLI;

                  (m) change its method of accounting as in effect at the Most Recent Fiscal Year End except as required by changes in GAAP as concurred with by Total eMed's independent auditors, or change its fiscal year;

                  (n) authorize or enter into an agreement to do any of the actions referred to in paragraphs (a) through (m) above.

                  4.2.2 Acquisition Proposals. Unless and until this Agreement shall have been terminated pursuant to Section 6.1 or Section 6.2, Total eMed shall not directly, or indirectly through any officer, director, agent, employee or representative (each, a "Representative") (i) encourage, initiate, solicit or entertain, on or after the date hereof, any inquiries or the submission of any proposals or offers from any person relating to any merger, consolidation, sale of all or substantially all of its assets or similar business transaction involving Total eMed (each, an "Acquisition Transaction"); (ii) participate in any negotiations regarding, furnish to any other person any information with respect to, or otherwise assist or participate in, any attempt by any third party to propose or offer any Acquisition Transaction; (iii) enter into or execute any agreement relating to an Acquisition Transaction; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any proposal or offer relating to an Acquisition Transaction, in each case other than with respect to the Merger. Total eMed will promptly (a) notify MDLI in writing if, on or after the date of this Agreement, it receives any proposal or written inquiry or written request for information in connection with an Acquisition Transaction or potential Acquisition Transaction and (b) notify MDLI in writing of the significant terms and conditions of any Acquisition Transaction or potential Acquisition Transaction including the identity of the party making an Acquisition Transaction. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective time or termination of this Agreement pursuant to its terms, Total eMed will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction made by any person, entity or group (other than MDLI).

                  4.2.3 Investigations. Total eMed agrees to give MDLI and its representatives and agents reasonable access to all its premises, books and records and agreements and files and to cause its officers of Total eMed to furnish MDLI with such financial and operating data and other information with respect to its business and properties as MDLI shall from time to time reasonably request. Any such investigations (a) shall be conducted in such manner as not to interfere unreasonably with the operation of Total eMed's business; and (b) shall not diminish any of the representations and warranties hereunder.

         4.3 Covenants of MDLI.
             -----------------

                  4.3.1 Investigations. MDLI agrees to give Total eMed and its representatives and agents reasonable access to all its premises, books and records and agreements and files and to cause its officers of MDLI to furnish Total eMed with such financial operating data and other information with respect to its business and properties as Total eMed shall from time to time reasonably request. Any such investigations (a) shall be conducted in such manner as not to interfere unreasonably with the operation of MDLI's business; and (b) shall not diminish any of the representations and warranties hereunder.

                  4.3.2 Notification to Optionees. Promptly after the Effective Date, MDLI will notify in writing each holder of an Option of the exchange of the Option for an option to purchase MDLI Common Stock in accordance with
Section 1.3.3 of this Agreement.

                  4.3.3 MDLI Board. Effective on the Closing, MDLI will cause two persons designated by Total eMed, who are reasonably acceptable to MDLI, to be elected or appointed to the MDLI Board of Directors.

                  4.3.4 [Intentionally Omitted].
                         ----------------------

                  4.3.5 Nasdaq Listing Application. MDLI shall promptly prepare and submit to Nasdaq a listing application for the MDLI Common Stock to be issued in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such MDLI Common Stock.

                  4.3.6 Officer and Director Indemnification. For a period of six years from the Closing Date, MDLI agrees to indemnify the officers and directors of Total eMed for all actions taken prior to Closing to the extent authorized in Total eMed's charter and bylaws prior to Closing and to the extent such officer and director liability coverage was maintained by Total eMed prior to Closing. For a period of six years MDLI agrees to maintain officer and director liability coverage for the benefit of the officers and directors of Total eMed in such amounts and on such terms substantially equivalent to the coverage maintained by Total eMed prior to the Effective Time.

                  4.3.7 Conduct of Business. Prior to the Effective Time, MDLI will not:

                  (a) amend its Articles of Incorporation or Bylaws if the amendment would materially and adversely affect the relative rights, preferences and privileges of the MDLI Common Stock; or

                  (b) declare, set aside or pay any dividends payable in cash, stock or property with respect to shares of its Capital Stock.

                  4.3.8 Break Up Fee. If the shareholders of MDLI fail to approve the issuance of the MDLI Common Stock in the Merger at the MDLI Special Meeting and Total eMed is not in breach of this Agreement in any material respect, MDLI shall within five business days pay to Total eMed the cash amount of $6,000,000.

         4.4 Covenants of Merger Corp. Merger Corp. covenants and agrees that, except as is contemplated by this Agreement, prior to the Effective Time, Merger Corp., subject to Section 4.1.9 above, will not engage in any business activities or liquidate, merge into or consolidate with any other corporation or permit any other corporation to merge into or consolidate with it; or increase its authorized capital stock; or issue options, rights or warrants to purchase any of its capital stock.

                                    ARTICLE V

                                   CONDITIONS

         5.1 Conditions to the Obligations of All Parties. The obligations of Total eMed, MDLI and Merger Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                  5.1.1 Regulatory Approvals. The parties shall have made all filings and received all approvals of any Governmental Entity of competent jurisdiction necessary in order to consummate the Merger, and each of such approvals shall be in full force and effect at the Closing and not subject to any condition which requires the taking or refraining from taking of any action which would have a Material Adverse Effect on Total eMed or on MDLI.

                  5.1.2 Litigation. There shall not be in effect any order, decree or injunction of a Federal or State court of competent jurisdiction restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement (each party agreeing to use its reasonable best efforts, including appeals to higher courts, to have any such non-final, appealable order, decree or injunction set aside or lifted), and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger.

                  5.1.3 Shareholder Approval. Each class or series of the capital stock of Total eMed shall have approved the Merger in accordance with Total eMed's Certificate of Incorporation, the rights and privileges of such class or series, and the DGCL. The issuance of MDLI Common Stock in the Merger shall have been approved by the affirmative vote of the holders of a majority of the shares of MDLI Common Stock present in person or represented by proxy, entitled to vote and voted at the MDLI Special Meeting.

                  5.1.4 Registration of Securities; Listing. The shares of MDLI Common Stock to be issued pursuant to this Agreement will have been registered under the Securities Act, and under the securities laws of such states as counsel for MDLI deems necessary or exemptions from such state registrations or qualifications will have been determined by such counsel to be available, and will have been listed on the Nasdaq National Market System.

         5.2 Conditions to the Obligations of Total eMed. The obligations of Total eMed to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                  5.2.1 Representations, Warranties and Covenants. The representations and warranties of MDLI contained in this Agreement qualified by "Material Adverse Effect" shall be true and correct in all respects, and all other representations and warranties of MDLI contained in this Agreement shall be true and correct in all respects, except where the failure to be true and correct would not have a Material Adverse Effect on MDLI, except for representations and warranties made as of a specific date, which representations and warranties need only be true and correct as of such date, and for changes specifically contemplated by this Agreement, and MDLI and Merger Corp. shall have performed in all material respects all of their respective covenants and obligations hereunder to be performed as of the Closing. Total eMed shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of MDLI by an executive officer of MDLI and on behalf of Merger Corp. by an executive officer of Merger Corp.

                  5.2.2 No Material Adverse Change. Since September 30, 1999, there shall have been no Material Adverse Change, or discovery of a condition or occurrence of an event, which has resulted or reasonably can be expected to result in a Material Adverse Change of MDLI and its subsidiaries taken as a whole.

                  5.2.3 Legal Opinion. Total eMed shall have received from legal counsel to MDLI an opinion dated as of the Closing, substantially in the form attached to this Agreement as Exhibit E.

         5.3 Conditions to the Obligations of MDLI and Merger Corp. The obligations of MDLI and Merger Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                  5.3.1 Representations, Warranties and Covenants. The representations and warranties of Total eMed contained in this Agreement qualified by "Material Adverse Effect" shall be true and correct in all respects, and all other representations and warranties of Total eMed contained in this Agreement shall be true and correct in all respects, except where the failure to be true and correct would not have a Material Adverse Effect on Total eMed, except for representations and warranties made as of a specific date, which representations and warranties need only be true and correct as of such date, and for changes specifically contemplated by this Agreement and Total eMed shall have performed in all material respects all of its covenants and obligations hereunder to be performed as of the Closing. MDLI shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of Total eMed by an executive officer of Total eMed.

                  5.3.2 Lock-up. The stockholders of Total eMed listed on
Schedule 2.1 shall at MDLI's request enter into an agreement with the underwriters in MDLI's initial public offering in customary form providing that before June 7, 2000 the stockholders may not sell or otherwise transfer any securities of MDLI.

                  5.3.3 No Material Adverse Change. Since the Most Recent Fiscal Year End, there shall have been no Material Adverse Change, or discovery of a condition or occurrence of an event, which has resulted or reasonably can be expected to result in a Material Adverse Change of Total eMed and its Subsidiaries taken as a whole.

         5.3.4 [Intentionally Omitted].
               -----------------------

         5.3.5 [Intentionally Omitted].
               -----------------------

                  5.3.6 Dissenting Shares. Not more than ten percent of the total issued and outstanding Total eMed Common Shares (taking into account all Total eMed Common Shares issued or issuable pursuant to options, warrants, convertible securities, or other rights to acquire Total eMed Common Stock) shall be Dissenting Shares.

                  5.3.7 Preferred Stock. Immediately prior to the Effective Time, all of the issued and outstanding shares of Preferred Stock of Total eMed shall have been converted into shares of Common Stock of Total eMed in accordance with their terms, except for Total eMed's Series C Preferred Stock, par value $.001, which shall be deemed to be converted into Series C Common Equivalents, and which shall deemed to be outstanding.

                  5.3.8 Escrow Schedule. Total eMed shall have executed and delivered to MDLI the Escrow Schedule (as defined in Section 7.2.1 of this Agreement).

                  5.3.9 Legal Opinion. MDLI shall have received from legal counsel to Total eMed an opinion dated as of the Closing, substantially in the form attached to this Agreement as Exhibit F.


                                   ARTICLE VI

                                   TERMINATION

         6.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual consent of Total eMed and MDLI.

         6.2 Termination by Either Total eMed or MDLI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

                  (a) by MDLI or Total eMed if the Merger shall not have become effective on or prior to July 31, 2000, provided, however, that the right to terminate this Agreement pursuant to this Section 6.2(a) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (b) by MDLI or Total eMed if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

                  (c) by MDLI if MDLI is not in material breach of this Agreement and there has been a material breach by Total eMed of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 30 days) after written notice of such breach is given by Total eMed to MDLI; or

                  (d) by Total eMed if Total eMed is not in material breach of this Agreement and there has been a material breach by MDLI of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 30 days) after written notice of such breach is given by MDLI to Total eMed.

         6.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VI, (i) this Agreement immediately will become void and of no effect, except that Sections 4.1.6, and 8.1 will survive the event of termination; and (ii) no party hereto (or any of its directors of officers) shall have any liability or further obligation to any other party to this Agreement, except for breach of this Agreement.

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 Survival of Representations and Warranties. All of Total eMed's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Disclosure Schedules) shall survive the Merger and continue until 5:00 p.m., Pacific time, on the fifth business day after the delivery to MDLI of the audit report of its independent public accountants regarding MDLI's consolidated financial statements for the year ended December 31, 2000 (the "Expiration Date"). The representations, warranties and covenants of MDLI in this Agreement shall not survive the Merger and shall terminate at the Effective Time.

         7.2 Escrow Arrangements.
             -------------------

                  7.2.1 Contract Escrow Fund. At the Effective Time, holders of Total eMed Common Stock immediately before the Effective Time (the "Shareholders") will be deemed to have received and deposited with the Escrow Agent (as defined below) five percent of the shares of MDLI Common Stock to be received by the holders of Total eMed Common Stock pursuant to Section 1.3 of this Agreement, provided that the shares to be delivered on behalf of each such holder shall be rounded down to the nearest whole share of MDLI Common Stock (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by MDLI after the Effective Time) (the "Escrow Amount") without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Total eMed shareholder, will be deposited with West Coast Trust (or other institution acceptable to MDLI and the Securityholder Agent (as defined in Section 7.2.7 below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Contract Escrow Fund") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of Total eMed shall be in proportion to the aggregate MDLI Common Stock to which such holder would otherwise be entitled under Section 1.3 and shall be in the respective share amounts and percentages listed opposite each Shareholder's names listed in a schedule to be executed by Total eMed and delivered to MDLI at Closing (the "Escrow Schedule"). The Contract Escrow Fund shall be available to compensate MDLI and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, obligations, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by MDLI, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of Total eMed contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by Total eMed in connection with the Merger). Except as otherwise provided herein, MDLI may not receive any shares from the Contract Escrow Fund unless and until Officer's Certificates (as defined in Section 7.2.4.1 below) identifying Losses, the aggregate amount of which exceeds $1,000,000 (except in the case of Losses arising from any breach or inaccuracy of Sections 3.1.2 (Capitalization), 3.1.15 (Intellectual Property) and 3.1.20 (Taxes), as to which such threshold shall not apply), have been delivered to the Escrow Agent as provided in Section 7.2.5 and such amount is determined pursuant to this Article VII to be payable; in such case, MDLI may recover shares from the Contract Escrow Fund equal in value to all indemnified Losses (to the extent such Losses exceed the $1,000,000 threshold) for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VII. For purposes of this Article VII, each of the matters described on Schedule 3.1.2 of Total eMed's Disclosure Schedules shall be deemed to be a breach of Total eMed's representations and warranties in
Section 3.1.2 of this Agreement (the "Earn-out Claim(s)"). The Earn-out Claims shall not be subject to the $1,000,000 threshold. MDLI may make claims against the Contract Escrow Fund with respect to any and all Earn-out Claims (a) to compensate for any Losses; (b) to satisfy any obligation to issue shares of the capital stock of MDLI or any of its affiliates; and/or (c) to compensate and reimburse MDLI for any Losses or other amounts MDLI directly or indirectly incurs or expends to redeem, acquire or cancel by any means permitted by law such shares of the capital stock of MDLI's affiliate.

                           7.2.1.1 Litigation Escrow Fund. In addition to the
shares placed in the Contract Escrow Fund, at the Effective Time, the Shareholders will be deemed to have received and deposited with the Escrow Agent shares of MDLI Common Stock whose market value equals $21,000,000, based on the average closing price of MDLI Common Stock for the ten full trading days immediately preceding the Effective Time. The shares to be delivered on behalf of each such holder shall be rounded down to the nearest whole share of MDLI Common Stock (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by MDLI after the Effective Time) without any act of any shareholder. Such deposit shall constitute an escrow fund (the "Litigation Escrow Fund") which shall be available to compensate MDLI and its affiliates (including the Surviving Corporation) for any and all Losses, whether by way of settlement, arbitration, adjudication or other quasi-judicial proceeding, arising from or relating to the lawsuit styled MedQuist MRC, Inc. v. John H. Dayani and Network Health Services, Inc. in the United States District Court, Northern District of Ohio, Eastern Division, Case Number 1:99CV 2010, subsequently transferred to the United States District Court, Middle Tennessee District (the "Litigation"). The portion of the shares contributed to the Litigation Escrow Fund on behalf of each Shareholder shall be in the respective share amounts and percentages listed opposite each Shareholder's names listed in the Escrow Schedule. At all times during the term of the Litigation Escrow Fund, the Shareholders shall be deemed to be the record holders of their respective amounts of the MDLI Common Stock in such fund.

                           7.2.1.2 Distribution from Litigation Escrow Fund. The
shares in the Litigation Escrow Fund shall be distributed only in accordance with the provisions hereof.

                                    7.2.1.2.1 Except as otherwise provided
herein, MDLI may not receive any shares from the Litigation Escrow Fund for losses relating to fees and expenses of the Litigation (the "Litigation Expenses") unless and until Officer's Certificates (as defined in Section
7.2.4.1 below) identifying Litigation Expenses, the aggregate amount of which exceeds $1,000,000 (provided that this threshold shall only apply to Litigation Expenses and shall not apply to any other Losses agreed to in any settlement or awarded in any arbitration, adjudication or other quasi-judicial proceeding), have been delivered to the Escrow Agent as provided in Section 7.2.5 and such amount is determined pursuant to this Article VII to be payable; in such case, MDLI may recover shares from the Litigation Escrow Fund equal in value to all indemnified Litigation Expenses (to the extent such Litigation Expenses exceed the $1,000,000 threshold) for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VII.

                                    7.2.1.2.2 In the event of final settlement
or arbitration award or the entry of a final order in adjudication of the Litigation, the Securityholder Agent and MDLI shall both certify to the Escrow Agent the amount of the Losses incurred by MDLI and/or its affiliates in the Litigation. As promptly as practicable after receipt thereof, the Escrow Agent shall deliver to MDLI the number of shares equal to the amount of Losses agreed to or awarded to MDLI or any of its affiliates in any settlement, arbitration, adjudication or quasi-judicial proceeding divided by the closing price per share of MDLI Common Stock on the date that the settlement, award, or order becomes final. The Escrow Agent shall also deliver any remaining shares to the Shareholders in proportion to their respective original contributions to the Litigation Escrow Fund (as set forth on the Escrow Schedule). This Section
7.2.1.2.2 shall not apply to the distribution of shares from the Litigation Escrow Fund for payment of Litigation Expenses.

                                    7.2.1.2.3 Prior to the settlement,
arbitration or adjudication of the Litigation, the Securityholder Agent may periodically, but no more often than twice each calendar year, request that MDLI consider releasing shares from the Litigation Escrow Fund (each such consideration, a "Litigation Assessment"). The request for a Litigation Assessment shall be accompanied by an explanation of any facts and circumstances that merit the release of shares from the Litigation Escrow Fund. MDLI shall in good faith consider those facts and circumstances and any other information which MDLI deems reasonable, including the market value of the shares in the Litigation Escrow Fund relative to the original $21,000,000 valuation, and shall evaluate the risk of a finding of liability against MDLI and its affiliates in the Litigation. After conducting the Litigation Assessment and within fourteen days of receiving the request for the Litigation Assessment, MDLI shall respond to the Securityholder Agent in writing with its decision as to whether to allow the distribution of any shares from the Litigation Escrow Fund. In the event MDLI allows such a distribution, it will direct the Escrow Agent to release to the Shareholders the particular number of shares, and the Escrow

Agent shall thereupon release to the Shareholders such shares, in proportion to their respective original contributions to the Litigation Escrow Fund (as set forth on the Escrow Schedule).

                                    7.2.1.2.4 The rights of MDLI to make claims
upon the Litigation Escrow Fund shall be the sole and exclusive remedy of MDLI as against the Shareholders after the Effective Time with respect to the Litigation.

                                    7.2.1.2.5 The provisions of Sections 7.2.3,
7.2.4 (solely with respect to Litigation Expenses), 7.2.5 (solely with respect to Litigation Expenses), 7.2.6 (solely with respect to Litigation Expenses), 7.2.7, 7.2.8, 7.2.9, 7.2.10 and 7.2.11 shall apply to the existence and operation of the Litigation Escrow Fund.

                  7.2.2 Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Contract Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific time, on the Expiration Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Contract Escrow Fund is reasonably necessary to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. MDLI and Total eMed, on behalf of itself and its stockholders, agree that (i) as of the Expiration Date, any and all Earn-out Claims shall be deemed to be an unsatisfied claim; (ii) MDLI may make claims against the Contract Escrow Fund with respect to the Earn-out Claims after the Expiration Date; and (iii) the Escrow Period shall extend with until final resolution of all Earn-out Claims. As soon as all such unsatisfied claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and MDLI, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Contract Escrow Fund not required to satisfy such unsatisfied claims; provided, however, the Escrow Agent shall release to the Shareholders on the Expiration Date such portion of the Contract Escrow Fund that is in excess of the amount in dispute of any unsatisfied claims. Deliveries of Escrow Amounts to the Shareholders pursuant to this
Section 7.2.2 shall be made in proportion to their respective original contributions to the Contract Escrow Fund (as set forth on the Escrow Schedule). At all times during the Escrow Period, the Shareholders shall be deemed to be the record holders of their respective amounts of the MDLI Common Stock comprising the Escrow Amount. Securityholder Agent shall provide to the Escrow Agent a current schedule of the Shareholders' names and addresses and pro rata share of the Escrow Amount prior to the date of distribution of the Escrow Amount.

                  7.2.3 Protection of Escrow Fund.
                        -------------------------

                           7.2.3.1 For purposes of this Article VII, the
Contract Escrow Fund and the Litigation Escrow Fund shall be collectively referred to as the "Escrow Fund."

                           7.2.3.2 The Escrow Agent shall hold and safeguard the
Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                           7.2.3.3 Any shares of MDLI Common Stock or other
equity securities issued or distributed by MDLI (including shares issued upon a stock split or stock dividend) ("New Shares") in respect of MDLI Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of MDLI Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on MDLI Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                           7.2.3.4 Each Shareholder shall be deemed the record
holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of MDLI Common Stock contributed to the Escrow Fund by such Shareholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of MDLI Common Stock).

                  7.2.4 Claims upon Escrow Fund.
                        -----------------------

                           7.2.4.1 Upon receipt by the Escrow Agent at any time
on or before the Expiration Date of a certificate (an "Officer's Certificate") signed by any officer of MDLI: (A) stating that MDLI has paid or properly incurred Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty, covenant, obligation or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2.5 hereof, deliver to MDLI out of the Escrow Fund, as promptly as practicable, shares of MDLI Common Stock held in the Escrow Fund in an amount equal to such Losses.

                           7.2.4.2 For the purposes of determining the number of
shares of MDLI Common Stock to be delivered out of the Escrow Fund pursuant to Sections 7.2.4.1 of this Agreement, the shares of MDLI Common Stock shall be valued at the closing price per share of MDLI Common Stock on the later of the date of the Officer's Certificate or the date of the resolution of any objection to an Officer's Certificate.

                           7.2.4.3 Litigation Expenses shall be paid with shares
from the Litigation Escrow Fund.

                           7.2.4.4 In the event of a breach of the
representation set forth in Section 3.1.15.21 of this Agreement, MDLI agrees to pursue its rights and remedies under a vendor's warranty policy with respect to the Technology, if any, before pursuing a claim against the Contract Escrow Fund.

                  7.2.5 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent by the Securityholder Agent, the party delivering the Officer's Certificate shall deliver a duplicate copy of such certificate to the other party and for a period of 30 days after such delivery, the Escrow Agent shall not deliver any Escrow Amounts pursuant to Section 7.2.4 hereof unless the Escrow Agent shall have received written authorization from such other party to make such delivery. After the expiration of such 30 day period, the Escrow Agent shall make delivery of shares of MDLI Common Stock from the Escrow Fund in accordance with Section 7.2.4 hereof, provided that no such payment or delivery may be made if such other party shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30 day period.

                  7.2.6 Resolution of Conflicts; Arbitration.
                        ------------------------------------

                           7.2.6.1 In case the Securityholder Agent shall so
object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and MDLI shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and MDLI should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of MDLI Common Stock from the Escrow Fund in accordance with the terms thereof.

                           7.2.6.2 If no such agreement can be reached after
good faith negotiation, and in any event not later than 60 days after receipt of the written objection of the Securityholder Agent, either MDLI or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. MDLI and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2.5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                           7.2.6.3 Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 7.2.6, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the party delivering the Officer's Certificate shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award the sum of one-half or less of the disputed amount plus any amounts not in dispute; otherwise, the other party shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration, independent of the escrow fund.

                  7.2.7 Securityholder Agent of the Shareholders; Power of
                        Attorney.
                        --------------------------------------------------

                           7.2.7.1 In the event that the Merger is approved,
effective upon such vote, and without further act of any shareholder, EF Private Equity Partners (Americas) LP shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each shareholder of Total eMed (except such shareholders, if any, as shall have perfected their appraisal rights under the DGCL, for and on behalf of the Shareholders, to give and receive notices and communications, to authorize delivery to MDLI of shares of MDLI Common Stock from the Escrow Fund in satisfaction of claims by MDLI, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than 30 days prior written notice to MDLI; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of Total eMed.

                           7.2.7.2 The Securityholder Agent shall not be liable
for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

                  7.2.8 Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and MDLI may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such Shareholder. The Escrow Agent and MDLI are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

                  7.2.9 Third-Party Claims.
                        ------------------

                           7.2.9.1 If any third party shall notify MDLI or its
affiliates with respect to any matter (hereinafter referred to as a "Third Party Claim"), which may give rise to a claim by MDLI against the Escrow Fund, then MDLI shall give notice to the Securityholder Agent within 30 days of MDLI becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third Party Claim as is reasonably available to MDLI; provided, however, that no delay or failure on the part of MDLI in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Shareholders from any obligation hereunder unless the Securityholder Agent and the Shareholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Shareholders shall not be liable for any attorneys fees and expenses incurred by MDLI prior to MDLI's giving notice to the Securityholder Agent of a Third Party Claim. The Shareholders shall be entitled, at their expense, to participate, but without controlling, in any defense of a Third Party Claim; provided, however, the Shareholders may assume the defense of the Third Party Claim, if permitted by
Section 7.2.9.2, if the Securityholder Agent notifies MDLI in writing, within ten days after receiving notice of the Third Party Claim, of the Shareholders intent to assume the defense.

                           7.2.9.2 The Shareholders may elect to assume the
defense of the Third Party Claim unless (i) such Third Party Claim seeks an order, injunction, or other equitable relief against MDLI or any of its subsidiaries (and either (A) the third party seeks a temporary restraining order or preliminary injunction, or (B) MDLI reasonably determines that the relief sought would be materially adverse to it) or (ii) MDLI has reasonably concluded that there is a conflict of interest between it and the Shareholders in the conduct of the defense of such claim. If the Shareholders assume the defense of the Third-Party Claim, the Securityholder Agent shall undertake, conduct, and control the settlement or defense of the Third-Party Claim diligently, through counsel chosen by it and approved by MDLI, and shall use all reasonable efforts in good faith to resolve the Third Party Claim expeditiously and at the least possible cost under the circumstances; provided, however, that the Securityholder Agent shall have no obligation to undertake any separate obligation or duty in settlement of such claim. MDLI shall cooperate with the indemnifying party in connection therewith and make available to the Securityholder Agent all relevant information reasonably available to it that is material to the defense of the Third Party Claim. MDLI may participate in the defense of the Third Party Claim through counsel of its choice. Neither the Securityholder Agent nor the Shareholders shall, without the prior written consent of MDLI, settle or compromise, or consent to the entry of any judgment in, any such claim or any pending or threatened claim or action in respect of which indemnification may be sought under this Article VII, unless such settlement, compromise, or consent includes an unconditional release of MDLI and each of its subsidiaries from all liability arising out of such claim or action. If the Shareholders do not elect to assume the defense of the Third Party Claim, then MDLI shall undertake, conduct, and control the settlement or defense of the Third Party Claim diligently, through counsel chosen by MDLI, and shall use all reasonable efforts in good faith to resolve the Third Party Claim expeditiously and at the least possible cost under the circumstances; provided, however, that MDLI shall have no obligation to undertake any separate obligation or duty in settlement of such claim or to undertake any action that would materially adversely affect the future conduct of its business. The Securityholder Agent shall cooperate with MDLI in connection therewith and make available to MDLI all relevant information reasonably available to the Securityholder Agent or the Shareholders that is material to the defense of the Third Party Claim. MDLI shall have the right in its sole discretion to settle any Claim; provided, however, that MDLI may not settle any Third Party Claim without the consent of the Securityholder Agent, which consent shall not be unreasonably withheld.

                  7.2.10 Escrow Agent's Duties.
                         ---------------------

                           7.2.10.1 The Escrow Agent shall be obligated only for
the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of MDLI and the Securityholder Agent and agreed to and signed by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                           7.2.10.2 The Escrow Agent is hereby expressly
authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                           7.2.10.3 The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                           7.2.10.4 The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                           7.2.10.5 In performing any duties under the
Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           7.2.10.6 If any controversy arises between the
parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of MDLI Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of MDLI Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                           7.2.10.7 MDLI and the Surviving Corporation agree
jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Securityholder Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by one or more of the Shareholders, then Shareholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this Section 7.2.10.7.

                           7.2.10.8 The Escrow Agent may resign at any time upon
giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                           7.2.10.9 Anything in this Agreement to the contrary
notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                           7.2.10.10 It is further understood that any
corporation into which the Escrow Agent is its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity my be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

                  7.2.11 Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by MDLI. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this

Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. MDLI promises to pay these sums upon demand.

                  7.2.12 Maximum Liability and Remedies. The rights of MDLI to make claims upon the Contract Escrow Fund in accordance with this Article VII shall be the sole and exclusive remedy of MDLI after the Closing with respect to any representation or warranty made by Total eMed under this Agreement.


                                  ARTICLE VIII

                            MISCELLANEOUS AND GENERAL

         8.1 Payment of Expenses. If the Merger is not consummated, each party shall pay its own out-of-pocket legal, accounting, investment banking and other expenses incidental to this Agreement and the transactions contemplated by this Agreement, except for the HSR Filing fees, which shall be shared equally by Total eMed and MDLI. Nothing in this Agreement is meant to limit the right of a non-breaching party to obtain reimbursement of expenses and other damages, including attorneys' fees, incurred as a result of a breach of this Agreement by the other party.

         8.2 Entire Agreement. This Agreement, including the schedules and the exhibits hereto, constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         8.3 Assignment. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of each of MDLI and Total eMed; provided that MDLI may assign this Agreement to an affiliate; provided no such assignment shall result in Total eMed shareholders receiving consideration in any form other than stock of MDLI or such affiliate which has been registered under the Securities Act.

         8.4 Binding Effect; No Third Party Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject to the restrictions on assignment contained in
Section 8.3. Except as provided for in Section 4.3.6 and Article VII of this Agreement, nothing express or implied in this Agreement is intended or shall be construed to confer upon or give to a person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         8.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented at any time prior to or at the Closing, whether before or after the votes of shareholders of Total eMed, by written agreement executed and delivered by the duly authorized officers of Total eMed and MDLI.

         8.6 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law; provided, however, that any waiver by a party must be in writing.

         8.7 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         8.8 Captions. The article, section and paragraph captions herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         8.9 Subsidiary. When a reference is made in this Agreement to a subsidiary of a party, the term "subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         8.10 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or facsimile (in each case with evidence of confirmed transmission) as follows:

                  If to Total eMed, to it at:

                           5301 Virginia Way
                           Suite 250
                           Brentwood, TN 37027
                           Attn: President
                           Fax: (615) 234 1319
                           Tel: (615) 234-1300 x113
                  with copies to:

                           Harwell Howard Hyne Gabbert & Manner, PC
                           1800 First American Center
                           315 Deaderick Street
                           Nashville, TN 37238
                           Attn: Peter Oldham
                           Fax: (615) 251-1059
                           Tel: (615) 251-1069

                  If to MDLI or Merger Corp., to it at:

                           20500 NW Evergreen Parkway
                           Hillsboro, OR 97124
                           Attn: David C. Moffenbeier
                           Fax: (503) 531-7134
                           Tel: (503) 531-7010

                  with copies to:

                           Stoel Rives LLP
                           900 SW Fifth Avenue, Suite 2600
                           Portland, OR 97204
                           Attn: Stephen E. Babson
                           Fax: (503) 220-2480
                           Tel: (503) 294-9645


                  If to the Escrow Agent, to it at:

                           West Coast Trust
                           801 Main Street
                           Vancouver, WA  98666
                           Atten:  Mr. Robert W. Ives
                           Fax:  (360) 693-5667
                           Tel:  (360) 693-6092


or to such other person or address as any party shall specify by notice in writing. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

         8.11 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of choice of law or conflicts of law rules, provisions, or principles, except that the provisions of this Agreement relating to the Merger shall also be governed by the merger provisions of the DGCL.

         8.12 Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.





                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date set forth in the preface of this Agreement.


                                    MEDICALOGIC, INC.


                                    By:      MARK K. LEAVITT
                                       -----------------------------------------
                                    Name:  Mark K. Leavitt, MD
                                    Title: CEO

                                    TOTAL EMED, INC.


                                    By:      RICHARD REHM, MD
                                       -----------------------------------------
                                    Name:  Richard Rehm, MD
                                    Title: CEO

                                    AQ MERGER CORP.


                                    By:      DAVID C. MOFFENBEIER
                                       -----------------------------------------
                                    Name:  David C. Moffenbeier
                                    Title: President

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                                    WEST COAST TRUST CO., INC.,
                                    doing business as WEST COAST TRUST


                                    By:      ROBERT W. IVES
                                       -----------------------------------------
                                    Name:  Robert W. Ives
                                    Title: Trust Officer
                                           West Coast Trust Company, Inc.